UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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the Securities Exchange Act of 1934
(Amendment No. )

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JACK HENRY & ASSOCIATES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JACK HENRY & ASSOCIATES, INC.
663 Highway 60, P.O. Box 807
Monett, Missouri 65708
NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF JACK HENRY & ASSOCIATES, INC.:

PLEASE TAKE NOTICE that the 2017 Annual Meeting of Stockholders of Jack Henry & Associates, Inc., a Delaware corporation, will be held in the Company’s Executive Conference Center, lower level (Building J-7) at the Company Headquarters, 663 Highway 60, Monett, Missouri, on Thursday, November 9, 2017, 11:00 a.m. local time, for the following purposes:

(1)	To elect nine (9) directors to serve until the 2018 Annual Meeting of Stockholders;

(2)	To approve, on an advisory basis, the compensation of our named executive officers;

(3)	To approve, on an advisory basis, the frequency of the advisory approval of our named executive officer compensation;

(4)	To approve the amendment and restatement of the Company’s Annual Incentive Plan;

(5)	To ratify the selection of the Company’s independent registered public accounting firm; and

(6)	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The close of business on September 19, 2017, has been fixed as the record date for the Annual Meeting. Only stockholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

The accompanying form of Proxy is solicited by the Board of Directors of the Company. The attached Proxy Statement contains further information with respect to the business to be transacted at the Annual Meeting.

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors
/s/ Craig K. Morgan
Craig K. Morgan
Secretary

Monett, Missouri
October 3, 2017

TABLE OF CONTENTS

Voting	1
Stock Ownership of Certain Stockholders	2
Election of Directors (Proposal 1)	4
Corporate Governance	9
Certain Relationships and Related Transactions	14
Section 16(a) Beneficial Ownership Reporting Compliance	15
Audit Committee Report	15
Executive Officers and Significant Employees	16
Compensation Committee Report	17
Compensation Discussion and Analysis	17
Compensation and Risk	27
Executive Compensation	28
Equity Compensation Plan Information	32
Advisory Vote on Executive Compensation (Proposal 2)	32
Advisory Vote on Frequency of Vote on Executive Compensation (Proposal 3)	33
Approve the Amendment and Restatement of the Company’s Annual Incentive Plan (Proposal 4)	34
Ratification of Selection of the Company’s Independent Registered Public Accounting Firm (Proposal 5)	39
Stockholder Proposals	40
Cost of Solicitation and Proxies	41
Financial Statements	41
Other Matters	42

JACK HENRY & ASSOCIATES, INC.
663 Highway 60, P.O. Box 807
Monett, Missouri 65708

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, November 9, 2017

This Proxy Statement and the enclosed proxy card (the Proxy) are furnished to the stockholders of Jack Henry & Associates, Inc., a Delaware corporation (the Company), in connection with the solicitation of Proxies by the Company’s Board of Directors for use at the 2017 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the Annual Meeting), to be held in the Company’s Executive Conference Center, lower level (Building J-7) at the Company headquarters, 663 Highway 60, Monett, Missouri, at 11:00 a.m. local time, on Thursday, November 9, 2017. The mailing of this Proxy Statement, the Proxy, the Notice of Annual Meeting and the accompanying 2017 Annual Report to Stockholders is expected to commence on or about October 3, 2017.

The Board of Directors does not intend to bring any matters before the Annual Meeting except those indicated in the Notice and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the accompanying form of Proxy, or their duly constituted substitutes, acting at the Annual Meeting, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment on such matters.

If the enclosed Proxy is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon.

Any stockholder executing a Proxy retains the power to revoke it at any time prior to the voting of the Proxy. It may be revoked by a stockholder personally appearing at the Annual Meeting and casting a contrary vote, by filing an instrument of revocation with the Secretary of the Company, or by the presentation at the Annual Meeting of a duly executed later dated Proxy.

VOTING

At the 2017 Annual Meeting, Stockholders will consider and vote upon:

(1)	The election of nine (9) directors to serve until the 2018 Annual Meeting of Stockholders;

(2)	Approval, on an advisory basis, the compensation of our named executive officers;

(3)	To approve, on an advisory basis, the frequency of the advisory approval of our named executive officer compensation;

(4)	To approve the amendment and restatement of the Company’s Annual Incentive Plan;

(5)	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018; and

(6)	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Only stockholders of record at the close of business on September 19, 2017, the record date for the Annual Meeting, are entitled to notice of and to vote at such meeting.

The Company’s authorized capital stock currently consists of 250,000,000 shares of common stock, par value $.01 per share (the Common Stock), and 500,000 shares of preferred stock, par value $1.00 per share (the Preferred Stock). As of September 19, 2017, there were 77,226,332 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. At such date, our executive officers and directors were entitled to vote, or to direct the voting of, shares of Common Stock representing 0.8% of the shares entitled to vote at the 2017 Annual Meeting. Unless otherwise specified, all share numbers and other share data have been adjusted to reflect all prior stock splits.

All shares represented by Proxy and all Proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing such Proxies. If a stockholder does not specify how a Proxy is to be voted, the shares represented thereby will be voted: (1) FOR the election as directors of the nine (9) persons nominated by the Board of Directors; (2) FOR approval of the compensation of our named executive officers; (3) FOR holding the advisory approval of our named executive compensation on annual basis; (4) FOR approval of the amendment and restatement of the Company’s Annual Incentive Plan; (5) FOR ratification of the selection of the Company’s independent registered public accounting firm; and (6) upon other matters that may properly come before the Annual Meeting, in accordance with the discretion of the persons to whom the Proxy is granted.

Each share of our Common Stock outstanding on the record date will be entitled to one vote on each matter.

In an uncontested election, a Director nominee must be elected by a majority of the votes cast, in person or by proxy, regarding the election of that Director nominee. A “majority of the votes cast” for the purposes of Director elections means that the number of votes cast “For” a Director nominee’s election exceeds the number of votes cast as “Withhold” for that particular Director nominee. If an incumbent Director is not re-elected in an uncontested election and no successor is elected at the same meeting, the Company’s Corporate Governance Guidelines require that such Director must offer to tender his or her resignation to the Board.

In a contested election, which occurs when the number of Director nominees exceeds the number of open seats on the Board, Director nominees will be elected by a plurality of the shares represented in person or by proxy at the meeting. A “plurality” means that the open seats on the Board will be filled by those Director nominees who received the most affirmative votes, regardless of whether those Director nominees received a majority of the votes cast with respect to their election.

At the Annual Meeting, the election of Directors is considered to be uncontested because we have not been notified of any other nominees as required by our Restated and Amended Bylaws. To be elected, each Director nominee must receive a majority of votes cast regarding that nominee.

The approval of all other matters to be voted on at the Annual Meeting (other than the advisory vote on the frequency of the advisory approval of executive compensation) will require the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote. The advisory vote to approve on an advisory basis, the frequency of the advisory approval of our named executive compensation will be determined based on the option that receives the plurality of the votes cast.

Abstentions and broker non-votes will have no effect on the election of Directors or the advisory vote on the frequency of the advisory approval of executive compensation. For the purpose of determining whether the stockholders have approved other matters, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular matter and that have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the annual meeting. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals.

STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS

The following table sets forth information as of September 19, 2017, concerning the equity ownership of (a) those individuals who are known to be the beneficial owners, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of 5% or more of the Company’s Common Stock, (b) the directors, (c) the executive officers named in the Summary Compensation Table and (d) all of our current directors and executive officers as a group:

Title of Class	Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Outstanding (1)
$.01 par value	BlackRock Inc.	8,380,517	10.8%
Common Stock	55 East 52nd St.	(2)
	New York, NY 10055

	The Vanguard Group	6,825,852	8.7%
	100 Vanguard Blvd.	(3)
	Malvern, PA 19355

	Capital World Investors	3,945,000	5.0%
	333 South Hope St.	(4)
	Los Angeles, CA 90071

	Janus Capital Management	3,940,135	5.0%
	151 Detroit St.	(5)
	Denver, CO 80206

	John F. Prim	234,097	*
		(6)

	Wesley A. Brown	100,278	*
		(7)

	Kevin D. Williams	74,183	*
		(8)

	David B. Foss	58,516	*
		(9)

	Matthew C. Flanigan	48,359	*
		(10)

	Thomas A. Wimsett	20,570	*
		(11)

	Mark S. Forbis	19,582	*
		(12)

	Thomas H. Wilson, Jr.	16,670	*
		(13)

	Jacque R. Fiegel	13,778	*
		(13)

	Laura G. Kelly	10,409	*
		(13)

	Shruti S. Miyashiro	4,799	*
		(13)

	All directors and executive officers as a group (12 persons)	603,245	*
		(14)

* Less than 1%

(1)
Information is set forth as of September 19, 2017. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted below. With respect to shares held in the Company’s 401(k) Plan (the “Retirement Plan”), a participant has the right to direct the disposition of shares allocated to his account and the plan trustee has sole voting power of all shares held by it as part of the plan assets. With respect to restricted shares, the executive officers have sole voting power but have no investment or dispositive power until the restrictions lapse.

(2)	According to a Schedule 13G/A filed June 8, 2017, BlackRock Inc. has sole voting power with respect to 7,809,445 shares and sole dispositive power with respect to 8,380,517 shares.

(3)
According to a Schedule 13G/A filed February 10, 2017, The Vanguard Group has shared dispositive power with respect to 49,971 shares, sole dispositive power with respect to 6,775,881 shares, shared voting power with respect to 8,484 shares and sole voting power with respect to 48,207 shares.

(4)	According to a Schedule 13G filed February 13, 2017, Capital World Investors has sole voting and dispositive power with respect to 3,945,000 shares.

(5)
According to a Schedule 13G/A filed January 26, 2017, Janus Capital Management has shared voting and dispositive power with respect to 656,907 shares, and sole voting and dispositive power with respect to 3,283,228 shares.

(6)	Includes 11,458 restricted shares that will vest on July 1, 2018.

(7)	Includes 20,000 shares that are currently acquirable by exercise of outstanding stock options and 1,594 restricted stock units that will vest on November 8, 2017.

(8)	Includes 10,869 shares held in the Retirement Plan for Mr. Williams’s account.

(9)	Includes 4,439 shares held in the Retirement Plan for Mr. Foss’s account and 5,729 restricted shares that will vest on July 1, 2019.

(10)	Includes 20,000 shares that are currently acquirable by exercise of outstanding stock options and 1,594 restricted stock units which will vest on November 8, 2017.

(11)	Includes 1,594 restricted stock units which will vest on November 8, 2017.

(12)	Includes 15,286 shares held in the Retirement Plan for Mr. Forbis’s account.

(13)	Includes 1,594 restricted stock units which will vest on November 8, 2017.

(14)
Includes 40,000 shares that are currently acquirable under outstanding stock options, includes 31,324 shares held in the Retirement Plan for the accounts of executive officers, 17,187 restricted shares held by executive officers and 11,158 restricted stock units held by directors which will vest on November 8, 2017.

PROPOSAL 1
ELECTION OF DIRECTORS

Procedure

At the meeting, the stockholders will elect nine (9) directors to hold office for one-year terms ending at the 2018 Annual Meeting of Stockholders or until their successors are elected and qualified. The Board of Directors has nominated the Company’s nine (9) current directors for re-election at the Annual Meeting.

The stockholders are entitled to one vote per share on each matter submitted to vote at any meeting of the Stockholders. Unless contrary instructions are given, the persons named in the enclosed Proxy or their substitutes will vote “FOR” the election of the nominees named below.

Each of the nominees has consented to serve as director. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed Proxy or their substitutes intend to vote for the election of such designated nominees.

Director Qualifications and Selection

Under the Company’s Corporate Governance Guidelines, the Governance Committee is charged with the responsibility for determining the appropriate skills and characteristics required of Board members and are to consider such factors as experience, strength of character, maturity of judgment, technical skills, diversity, and age in assessing the needs of the Board. The Guidelines specify that a majority of the members shall qualify as independent under applicable NASDAQ listing standards. While the term “diversity” is not specifically defined in the Guidelines and there is no formal policy regarding application of the term, it has been the practice of the Governance Committee to apply the term broadly, resulting in Board composition over the years that has reflected diversity in race, sex and age, as well as diversity in business experience and in representation of the markets served by the Company.

While the Company has a nomination policy by which stockholders may recommend to the Governance Committee certain prospective directors for consideration (See “Corporate Governance–Stockholder Recommended Director Candidates,” below), to date no such recommendation has ever been received. If such a recommendation is received in the future, it will be evaluated in the same manner as any other recommendation to the Governance Committee. The Governance Committee nomination process varies depending upon the particular expertise and skill set sought by the Committee. The process can be informal, consisting of solicitation of suggestions of possible candidates from other Board members and management, contacting candidates to determine interest level, and in-person interviews to determine “fit.” The Governance Committee has also used a more formal process utilizing a recruiting firm to identify candidates, screening of recommendations, followed by telephone and in-person interviews, background checks and Governance Committee evaluation and nomination. The Governance Committee will in the future continue to use a mix of formal and informal processes to identify appropriate candidates for the Board.

The Company’s Board has also adopted a “Proxy Access for Director Nominations” bylaw. The proxy access bylaw permits a stockholder, or certain groups of stockholders, meeting the requirements contained in the proxy access bylaw to nominate and include in the Company’s proxy materials Director nominees constituting up to two individuals or 20% of the Board (whichever is greater). See “Stockholder Nominated Director Candidates” on page 10 for more information.

Nominees for Election

The nominees for election as directors of the Company, as well as certain information about them, are as follows:

Name	Position with Company	Director Since
John F. Prim	Executive Chairman	2007
Matthew C. Flanigan	Vice Chairman and Lead Director	2007
Thomas H. Wilson, Jr.	Director	2012
Jacque R. Fiegel	Director	2012
Thomas A. Wimsett	Director	2012
Laura G. Kelly	Director	2013
Shruti S. Miyashiro	Director	2015
Wesley A. Brown	Director	2015
David B. Foss	President, Chief Executive Officer and Director	2017

We believe that all of the Company’s directors possess required common attributes such as good judgment, intelligence, strategic perspective, financial literacy and business experience. They each exhibit a strong commitment of time and attention to their roles as directors. We also have sought certain specific skills and backgrounds in our directors to provide an array of expertise in the Board. The chart below summarizes certain specific qualifications, attributes and skills for each director. A check mark indicates a specific area of focus or expertise of a director on which the Board relies, but a lack of a check mark does not mean that an individual does not possess that skill.

Board Skills Matrix

Expertise	Board of Directors
	Prim	Flanigan	Wilson	Fiegel	Wimsett	Kelly	Miyashiro	Brown	Foss
Leadership	✓	✓	✓						✓
Finance	✓	✓	✓					✓	✓
Banking Business				✓	✓			✓
Credit Union Business							✓
Payments					✓	✓
Compliance				✓		✓	✓
Governance		✓				✓		✓
Regulatory				✓	✓		✓
Technology	✓		✓						✓

Nominee Information

The following information relating to the Company’s directors, all of whom are United States citizens, details their principal occupations, business experience and positions during the past five years, as well as the specific experiences, qualifications, attributes and skills that led to the conclusion that they should serve as directors of the Company:

John F. Prim, age 62, Executive Chairman. Mr. Prim was appointed Executive Chairman of the Board on July 1, 2016 and was previously appointed Chairman of the Board in 2012. Mr. Prim served as Chief Executive Officer from 2004 to June 30, 2016. He served as President from 2003 to 2004 and as Chief Operating Officer from 2001 to 2003. Mr. Prim joined the Company in 1995 as part of the acquisition of the Liberty division of Broadway & Seymour, Inc. He previously served as General Manager of the Company’s E-Services and OutLink Services Divisions. Mr. Prim has been a director since 2007. Mr. Prim has spent his whole career in our industry, starting as a sales representative for Burroughs Corporation selling products and services to banks and thrifts before joining Broadway & Seymour’s community banking unit in 1985, where he served in a number of positions including National Sales Manager. His broad experience in the industry in both operations and sales, as well as his extensive successful experience in various management roles at Jack Henry & Associates, led to his appointment as CEO in 2004, and these same factors informed the decision to appoint him to the Board in 2007, name him Chairman in 2012 and then Executive Chairman in 2016. Mr. Prim earned a Master’s in Business Administration degree in 1985 from Queens University in Charlotte, N.C.

Matthew C. Flanigan, age 55, Vice Chairman and Lead Director. Mr. Flanigan, a director of the Company since his appointment in 2007, is Executive Vice President, Chief Financial Officer and a director of Leggett & Platt, Incorporated. Headquartered in Carthage, Missouri, Leggett & Platt is a leading manufacturer of engineered components and products found in many homes, offices, automobiles and airplanes. Mr. Flanigan was appointed Senior Vice President in 2005 and became Chief Financial Officer in 2003. From 1999 until 2003, he served as President of the Office Furniture and Plastics Components Groups of Leggett & Platt. Prior to joining Leggett & Platt in 1997, Mr. Flanigan was employed in the banking industry for 13 years, the last 10 of which as executive manager for Societe Generale S.A. in Dallas, the largest non-U.S. lending institution in the Southwestern United States at that time. Mr. Flanigan brings to our Board expertise in banking and in finance, risk and compliance functions as well as a unique perspective coming from his wide experience at a large, global S&P 500 manufacturer. Mr. Flanigan was appointed “Lead Director” by the independent directors in 2012.

Thomas H. Wilson, Jr., age 56, Director. Mr. Wilson, a director of the Company since his appointment in 2012, is a Managing Partner at DecisionPoint Advisors, LLC in Charlotte, N.C., a specialized merger and acquisition advisory firm for mid-market technology companies. Prior to joining DecisionPoint in 2008, he served as Chairman and CEO of NuTech Solutions from 2004 to 2008, a business intelligence software company that was acquired by Neteeza. From 1997 to 2004, Mr. Wilson was President of Osprey, a consulting and systems integration firm. Prior to his work at Osprey, Mr. Wilson was employed by IBM for 14 years in a variety of management and sales positions. Mr. Wilson earned a Master’s in Business Administration from Duke University and has served on the Boards of various non-profit and community organizations, including North Carolina Innovative Development for Economic Advancement (NC IDEA), Junior Achievement and the Charlotte United Way. Mr. Wilson brings to the Board extensive management and sales experience in technology companies, as well as expertise in technology-oriented investment banking and mergers and acquisitions.

Jacque R. Fiegel, age 63, Director. Ms. Fiegel, a director of the Company since her appointment in 2012, is Chairman, Central Oklahoma Area of Prosperity Bank in Oklahoma City, Oklahoma. Ms. Fiegel serves on the Management Committee and Strategic Technology Oversight Committee at Prosperity. Prior to its acquisition by Prosperity Bank, she served at Coppermark Bank as Senior Executive Vice President, Chief Operating Officer and director, as well as director and treasurer of affiliates Coppermark Bancshares, Inc. and Coppermark Card Services, Inc. She began her career at the bank in 1976 as a teller. Ms. Fiegel is a former member of the Oklahoma City Branch Board of the Federal Reserve Bank of Kansas City, a former director of the Oklahoma Bankers Association, she was previously a director and past President of the Economic Club of Oklahoma, as well as a number of civic organizations in Oklahoma City. Ms. Fiegel was named in 2008 one of the US Banker “25 Most Powerful Women in Banking” and to the “25 Women to Watch” lists in both 2009 and 2010. Ms. Fiegel brings to the Board a broad experience with and understanding of bank technology, banking operations, financial management and the overall banking business.

Thomas A. Wimsett, age 53, Director. Mr. Wimsett, a director of the Company since his appointment in 2012, is the Founder and Chairman of Merchant’s PACT, a payments consulting firm he formed in 2012. He also has served as Executive Chairman of ControlScan, Inc., a payment card compliance, network and managed security services firm, since 2014. He is a 30 year veteran of the payments industry, most recently as a founder in 2003 and the Chairman and Chief Executive Officer of Iron Triangle Payment Systems (renamed NPC in 2006), a leading merchant payment processor, which was acquired by Fifth Third Processing Solutions (now Vantiv) in late 2010. Prior managerial and executive positions in the payments industry include President and CEO of National Processing Company (NYSE: NAP) from 1999 to 2002. He formerly served as Chairman and director of Town & Country Bank and Trust Company in Bardstown, Kentucky. Mr. Wimsett brings deep knowledge and experience in the payments industry to the Board, including service for more than 10 years as a director or advisory board member of the Electronic Transaction Association, an international trade association, and prior roles as a director of MasterCard’s US Board and on advisory boards for both Discover Card and Visa.

Laura G. Kelly, age 60, Director. Ms. Kelly, a director of the Company since her appointment in 2013, is Managing Director, CoreLogic Valuation Solutions Group, where she is President of the largest valuation services division in the U.S., with nearly $600 million in annual revenue. Prior to joining CoreLogic, Ms. Kelly served Dun & Bradstreet Corporation as Chief Product and Content Officer from 2013 to 2015, and American Express Company, where she was Senior Vice President and General Manager for the Americas from 2012 to 2013 and Senior Vice President, Global Product & Marketing, Global Payment Options from 2011 to 2012. From 2005 to 2011, Ms. Kelly was employed by MasterCard Worldwide, Inc. as Executive Vice President, Global Prepaid Product Solutions from 2007 to 2011 and as Group Head, Global Debit Strategy and Business Administration. Prior to MasterCard, Laura held various positions with Southwest Business Corporation, The Concours Group and USAA. Ms. Kelly brings to the Board extensive management experience in data analytics, payments and financial services technology. Her background includes a focus on risk management and experience developing international payments products and services. Ms. Kelly is a certified public accountant, a certified property and casualty underwriter associate in risk management and earned a Master’s in Business Administration from Auburn University.

Shruti S. Miyashiro, age 46, Director. Ms. Miyashiro, a director of the Company since her appointment in 2015, is President and Chief Executive Officer of Orange County’s Credit Union, which she has led since 2007. Orange County’s Credit Union is based in Santa Ana, California with $1.5 billion in assets, 10 branches and over 100,000 members. Prior to her appointment as CEO of Orange County’s Credit Union, Ms. Miyashiro held other senior positions in financial services organizations, including President and CEO of Pasadena Federal Credit Union from 2004 to 2007 and President and CEO of Orange County Group, Inc. from 2002 to 2004. Ms. Miyashiro has served in numerous leadership positions in the credit union industry, including state and national committees for the California Credit Union League and the Credit Union National Association, as well as the Board of Directors of CO-OP Financial Services, a large credit union services organization which serves institutions nationwide. Ms. Miyashiro serves on the Advisory Committee for the California Department of Oversight and on the board of the Filene Research Institute. Ms. Miyashiro brings to the Board the perspective and experience of a large credit union customer, as Orange County’s Credit Union uses the Company’s Episys core software system and many of our complementary products and services. Ms. Miyashiro earned a Master’s in Business Administration from the University of Redlands.

Wesley A. Brown, age 63, Director. Mr. Brown was elected director of the Company in November 2015, having previously served as a Director from 2005 to 2014, when he resigned due to changes in the terms and requirements of his employment by the national accounting and consulting firm KPMG, LLP. Mr. Brown currently serves as President of Bent St. Vrain & Company, LLC, a Denver-based bank consulting firm that he formed in 2016, and as director of FirstBank Holding Company, a $17 billion asset bank holding company based in Lakewood, CO. Mr. Brown served KPMG as Managing Director in its Corporate Finance subsidiary from June 2014 to his retirement in October, 2015. From 2004 to 2014, Mr. Brown was a co-founder and Managing Director of St. Charles Capital, LLC in Denver, Colorado, where he also served as its first President and Compliance Officer. Mr. Brown has specialized in merger transactions and financings for financial institutions, completing over 125 transactions totaling in excess of $3.5 billion over his career. His connections with and to the community banking industry in the Rocky Mountain Region are extensive, as he has personally worked on approximately half of all Colorado bank and thrift merger transactions since 1993. Prior to founding St. Charles Capital, he served as Managing Director of McDonald Investments, Inc. (2001-2004) and Executive Vice President of The Wallach Company (1991-2003). In addition to experience with finance and compliance, Mr. Brown brings a deep knowledge of the banking industry to the Board as well as unique insight to the Company’s mergers and acquisitions. Mr. Brown earned a Master’s in Business Administration with Honors from the University of Chicago.

David B. Foss, age 55, President and Chief Executive Officer. Mr. Foss was appointed to the Board on July 1, 2017. Mr. Foss was named President and Chief Executive Officer of the Company on July 1, 2016, having previously been appointed President in 2014. Mr. Foss’s prior positions with the Company include President of the Company’s ProfitStars Division from 2009 to 2014 and General Manager of ProfitStars from 2006 to 2009. He led the Company’s Acquisition and Business Integration unit from 2004 to 2006, during which time the Company completed 10 acquisitions. Mr. Foss’s prior positions with the Company include General Manager of the Complementary Solutions Group from 2000 to 2004 and President of the Open Systems Group from 1999 to 2004. Before joining the Company in 1999, Mr. Foss held a variety of positions in the financial services industry including senior operations management, sales management, and supervisory roles at BancTec, Advanced Computer Systems and NCR. His long tenure in the industry and variety of leadership roles provide significant experience as to the Company and its products, employees and customers.

Director Independence

Seven of the nine nominated directors are independent. Non-employee directors Flanigan, Wilson, Fiegel, Wimsett, Kelly, Miyashiro and Brown qualify as “independent” in accordance with the published listing requirements of NASDAQ. Mr. Prim and Mr. Foss do not qualify as independent because they are employees of the Company. The NASDAQ rules have both objective and subjective tests for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he or she is an employee of the company, has been an employee within the prior three years, or is a partner in or executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors relies upon evaluation of director independence by the Board’s Governance Committee. In assessing independence under the subjective test, the Governance Committee took into account the standards in the objective tests and reviewed additional information provided by the directors with regard to each individual’s business and personal activities as they may relate to the Company and its management. Based on all of the foregoing, as required by NASDAQ rules, the Governance Committee made a subjective determination as to each of Mses. Fiegel, Kelly and Miyashiro and Messrs. Flanigan, Wilson, Wimsett and Brown that no relationship exists, which, in the opinion of the Committee, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Governance Committee has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In making its independence determinations, the Governance Committee considered transactions occurring since the beginning of its 2014 fiscal year between the Company and entities associated with the independent directors or members of their immediate family. While a customer relationship does exist between the Company and the credit union associated with Ms. Miyashiro, the Governance Committee has determined that, because of the amount involved in relation to the total revenues of the Company and the credit union, the relationship does not impair the independence of this director. The Governance Committee has also determined that the transactions with the credit union were on terms no less favorable to the Company than arrangements with other unaffiliated customers. In all cases and in all years reviewed, the amounts received by the Company from the institution were far less than 1% of the Company’s total revenue for the year. See “Certain Relationships and Related Transactions”, below.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the Securities and Exchange Commission (the “SEC”) providing that to qualify as “independent” for the purposes of membership, members of audit committees may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF “WITHHOLD” WITH RESPECT TO A NOMINEE.

CORPORATE GOVERNANCE

The Company and its businesses are managed under the direction of the Board of Directors. The Board generally meets a minimum of four times during the year, but has complete access to management throughout the year.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines which address the following subjects:

–	The majority of the Board should be independent under relevant NASDAQ standards.

–	Independent directors should not be compensated by the Company other than in the form of Director’s fees (including any equity awards).

–	Membership on the Audit, Compensation and Governance Committees should be limited to independent directors.

–	The Board should conduct an annual self-evaluation to determine whether it and its committees are functioning properly.

–	Non-management directors may meet in executive session from time to time with or without members of management.

–	The Chief Executive Officer shall provide an annual report to the Governance Committee on succession planning.

–
The Governance Committee is responsible for determining skills and characteristics of Board candidates, and should consider factors such as independence, experience, strength of character, judgment, technical skills, diversity and age.

–	The Board and its committees shall have the right at any time to retain independent counsel.

–	Board members should not sit on more than 3 other boards of public companies.

–	The Board should have at least 4 regularly scheduled meetings a year and members are invited to attend an annual review of business strategy conducted with senior management.

–	Board members are expected to attend all Annual Meetings of the Stockholders.

–
Stockholders may communicate with the Board by submitting written comments to the Secretary for the Company, who will screen out inappropriate communications and forward appropriate comments to the directors.

–
Directors, executive officers and general managers of the Company should own minimum amounts of Company stock in relation to their base compensation, and should retain and hold 75% of all shares granted, net of taxes, until the ownership requirements are met.

–
When the Chairman is a member of management, the independent directors shall appoint a Lead Director to coordinate the activities of the independent directors, help to set the agenda and schedule for Board meetings, and chair Board and stockholder meetings in the absence of the Chairman.

–	All directors, executives and employees are prohibited from engaging in hedging transactions in the Company’s stock.

–	Directors may not stand for re-election after age 70.

–
Executives are subject to a Recoupment Policy providing for clawback of incentive compensation in the event of a restatement of financial statements due to material non-compliance with reporting requirements.

Stockholder Recommended Director Candidates

The Board of Directors has also adopted a Nomination Policy with respect to the consideration of director candidates recommended by stockholders. A candidate submission from a stockholder will be considered at any time if the following information is submitted to the Secretary of the Company:

•	The recommending stockholder’s name and address, together with the number of shares, length of period held and proof of ownership

•	Name, age and address of candidate

•	Detailed resume of candidate, including education, occupation, employment and commitments

•	Description of arrangements or understandings between the recommending stockholder and the candidate

•	Statement describing the candidate’s reasons for seeking election to the Board and documenting candidate’s satisfaction of qualifications described in the Corporate Governance Guidelines

•	A signed statement from the candidate, confirming willingness to serve

•
If the recommending stockholder has been a beneficial holder of more than 5% of the Company’s stock for more than a year, then it must consent to additional public disclosures by the Company with regard to the nomination

The Secretary of the Company will promptly forward complying nominee recommendation submissions to the Chairman of the Governance Committee. The Governance Committee may consider nominees submitted from a variety of sources including but not limited to stockholder recommendations. If a vacancy arises or the Board decides to expand its membership, the Governance Committee will evaluate potential candidates from all sources and will rank them by order of preference if more than one is identified as properly qualified. A recommendation will be made to the Board by the Governance Committee based upon qualifications, interviews, background checks and the Company’s needs.

Stockholder Nominated Director Candidates

The Company’s Board has adopted a “Proxy Access for Director Nominations” bylaw. The proxy access bylaw permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials Director nominees constituting up to two individuals or 20% of the Board (whichever is greater), provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article II, Section 2.12 of our bylaws. See “Stockholder Proposals and Nominations” on page 40 for more information.

Majority Election Policy

The Company’s By-Laws and Corporate Governance Guidelines require that a director nominee only be elected if he or she receives a majority vote of the votes cast with respect to his or her election in an uncontested election. Thus, for a nominee to be elected, the number of votes cast “For” must exceed the number of votes cast as “Withheld” for the nominee. If a nominee who is currently serving as a director is not re-elected with a majority of the votes cast, then under the Corporate Governance Guidelines, he or she is required to submit a resignation to the Board. In this event, the Governance Committee will consider the tendered resignation and will make a recommendation to the Board as to whether to accept or reject the resignation. The Board must act on the tendered resignation within 90 days from the date of certification of the election results, and must also promptly disclose its decision and explain its rationale.

Board Leadership Structure

The Board of Directors does not have a fixed policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer. These offices have been held by different persons from 2004-2012, but were combined in one person (Mr. Prim) from 2012 to June 30, 2016. Pursuant to the Company’s previously announced succession plan, on July 1, 2016 these two offices were again separated when Mr. Prim was appointed Executive Chairman and Mr. Foss was appointed President and Chief Executive Officer. The members of the Board believe that the Company has been well served in the past by both combined Chairman/CEOs and by separate persons in these offices, and believes that the Board should maintain the flexibility to combine or separate these offices in the future if deemed to be in the best interests of the Company.

The Board has adopted a governance guideline providing for a “Lead Director.” Under the guideline, when the Chairman is a member of Company management, the independent directors will annually appoint from among themselves a Lead Director. The Lead Director will coordinate the activities of the independent directors, coordinate with the Chairman to set the agenda and schedule for Board meetings, advise on materials distributed to directors, Chair meetings of the Board and stockholders in the absence of the Chairman, call and chair executive sessions of the independent directors, and perform other duties assigned from time to time by the Board.

The Board is committed to strong, independent Board leadership and believes that objective oversight is critical to effective governance. Seven of our nine director nominees are independent, as are all members of the Audit, Compensation and Governance Committees of the Board. Four of the five members of the Risk and Compliance Committee are independent. The independent directors regularly meet in executive session without management directors.

Communication with the Board

Shareholders and all other interested parties wishing to contact our Board of Directors may write to: Board of Directors of Jack Henry & Associates, Inc., Attn: Corporate Secretary, PO Box 807, 663 West Highway 60, Monett, MO 65708. The Corporate Secretary distributes this correspondence to the appropriate member(s) of the Board.

Risk Oversight

Pursuant to the Company’s Corporate Governance Guidelines, the Board performs its risk oversight function primarily through its Risk and Compliance, Audit and Compensation Committees. The Risk and Compliance Committee has primary responsibility for overseeing, monitoring and addressing the Company’s enterprise and operational risks. The Risk and Compliance Committee is charged with overseeing the Company’s risk management program that measures, prioritizes, monitors and responds to risks. The Audit Committee oversees risks relating to financial statements and reporting, credit, and liquidity risks. The Compensation Committee is charged with oversight of risks in compensation policies and practices. The Board receives regular reports from these committees as well as management, assesses major risks, and reviews with management options for risk mitigation.

Code of Conduct

The members of the Board, as well as the executive officers and all other employees, contractors, vendors and business partners of the Company are subject to and responsible for compliance with the Jack Henry Code of Conduct. The Code of Conduct contains policies and practices for the ethical and lawful conduct of our business, as well as procedures for confidential investigation of complaints and discipline of wrongdoers.

Governance Materials Available

The Company has posted its significant corporate governance documents on its website at http://jkhy.client.shareholder.com/corporate-governance.cfm. There you will find copies of the current Corporate Governance Guidelines, the Jack Henry Code of Conduct, the Compensation Committee Charter, the Governance Committee Charter (with attached Nomination Policy), Audit Committee Charter, and the Risk and Compliance Committee Charter, as well as the Company’s Certificate of Incorporation and By-Laws. Other investor relations materials are also posted at http://jkhy.client.shareholder.com/, including SEC reports, financial statements and news releases.

The Board of Directors and Its Committees

The Board of Directors held four regular meetings and five special meetings during the last fiscal year. Each director attended at least 75% of all meetings of the Board and all committees on which they served. The independent directors met in four executive sessions without management present during the last fiscal year. In accordance with our Corporate Governance Guidelines, all of the directors attended the Annual Meeting of the Stockholders held on November 10, 2016.

The Governance Committee of the Board has determined that seven of the Board’s nine members, Flanigan, Wilson, Fiegel, Wimsett, Kelly, Miyashiro and Brown are independent directors under applicable NASDAQ standards.

The Board has adopted Stock Ownership Guidelines establishing stock ownership goals applicable to directors as well as senior management of the Company. Each non-employee director of the Company is expected to own Company shares having a value of at least four times the annual director base compensation. Under the terms of the guidelines, new directors should be in compliance within five years after joining the Board. For this purpose, in addition to shares held outright, directors may include shares held in trust for immediate family members as well as the “in-the-money” value of any vested stock options and all restricted stock. As measured on June 30, 2017, all directors on such date were in compliance with these guidelines.

The Board of Directors has the following four standing committees, each of which operates under a written charter adopted by the Board:

Audit Committee

Chair:	Wilson
Members:	Flanigan, Wimsett, Brown
Meetings in FY 2017:	22
The Audit Committee selects and oversees the independent auditor, reviews the scope and results of the annual audit, reviews critical accounting policies, reviews internal controls over financial reporting, pre-approves retention of the independent registered public accounting firm for any services, oversees our internal audit function, reviews and approves all material related party transactions, reviews regulatory examination results and addresses financial reporting risks. All members of the Audit Committee are independent. The Board has determined that Matthew Flanigan is an “audit committee financial expert” as defined by the SEC because of his extensive accounting and financial experience. Please see the Audit Committee Report in this proxy statement for information about our 2017 fiscal year audit.

Compensation Committee

Chair:	Flanigan
Members:	Wilson, Miyashiro, Brown
Meetings in FY2017:	11
The Compensation Committee establishes and reviews the compensation, perquisites and benefits of the Executive Officers, evaluates the performance of senior executive officers, makes recommendations to the Board on director compensation, considers incentive compensation plans for our employees and carries out duties assigned to the Compensation Committee under our equity compensation plans and employee stock purchase plan. Under its charter, the Compensation Committee has the authority to delegate certain responsibilities to subcommittees, but it may not delegate any matter relating to senior executive compensation. To date, the Compensation Committee has not delegated any of its responsibilities. All members of the Compensation Committee are independent. Please see the Compensation Committee Report and the Compensation Discussion and Analysis in this proxy statement for further information about the Compensation Committee’s process and decisions in fiscal 2017.

Governance Committee

Chair:	Kelly
Members:	Fiegel, Flanigan
Meetings in FY2017:	4
The Governance Committee identifies, evaluates and recruits qualified individuals to stand for election to the Board, recommends corporate governance policy changes, reviews executive succession planning and evaluates Board performance. The Governance Committee will consider candidates recommended by stockholders, provided such recommendations are made in accordance with the procedures set forth in the “Governance Committee Nomination Policy” attached to its charter, discussed in greater detail in “Stockholder Recommended Director Candidates,” above. All members of the Governance Committee are independent.

Risk and Compliance Committee

Chair:	Fiegel
Members:	Wimsett, Prim, Kelly, Miyashiro
Meetings in FY2017:	12
The Risk and Compliance Committee reviews the Company’s compliance practices, reviews enterprise risks, oversees the Company’s risk assessment and management programs, reviews risk preparedness and mitigation, monitors regulatory compliance and oversees response to regulatory requirements. The Risk and Compliance Committee has four members who are independent and one (Mr. Prim) non-independent executive member. Please see “Risk Oversight” above for further information about the Committee’s risk management responsibilities.

Compensation Committee Interlocks and Insider Participation

During our 2017 fiscal year, Messrs. Flanigan, Wilson, Brown and Ms. Miyashiro served on the Compensation Committee. None of the members of the Compensation Committee is currently or was formerly an officer or employee of the Company. Ms. Miyashiro is President and CEO of Orange County’s Credit Union, which is a customer of the Company as described below in “Certain Relationships and Related Transactions.” There are no other Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the SEC’s rules and regulations.

Director Compensation

The following table sets forth compensation paid to our independent directors in fiscal year 2017. The compensation paid to Mr. Prim as an employee is detailed below at “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Matthew C. Flanigan	128,500	133,115	-	-	-	261,615
Thomas H. Wilson	114,500	133,115 (2)	-	-	-	247,615
Thomas A. Wimsett	101,000	133,115	-	-	-	234,115
Wesley A. Brown	98,500	133,115	-	-	-	231,615
Jacque R. Fiegel	92,000	133,115	-	-	-	225,115
Laura G. Kelly	92,000	133,115 (2)	-	-	-	225,115
Shruti S. Miyashiro	88,500	133,115	-	-	-	221,615

(1)
These amounts reflect the aggregate grant date fair value of shares of restricted stock units granted in the fiscal year ended June 30, 2017, in accordance with FASB ASC Topic 718. For assumptions used in determining the fair value of restricted stock units granted, see Note 9 to the Company’s 2017 Consolidated Financial Statements.

(2)	Includes amounts deferred pursuant to the Company’s Non-Employee Director deferred Compensation Plan.

A director who is employed by the Company does not receive any separate compensation for service on the Board of Directors. In the fiscal year ended June 30, 2017, each non-employee director received annual retainer compensation of $40,000 per year plus $3,500 for attending each in-person Board meeting and $1,500 for each telephone Board meeting. The annual retainer is paid following the Annual Meeting of the Stockholders with respect to the period running from the Annual Meeting in November to the next Annual Meeting. Each non-employee director was also reimbursed for out-of- pocket expenses incurred in attending all Board and committee meetings.

The Lead Director (currently Mr. Flanigan) is compensated with an additional annual retainer amount of $15,000. Equity compensation is paid annually to the non-employee directors in the form of restricted stock units. These restricted stock units are issued under the Company’s 2015 Equity Incentive Plan. For fiscal 2017, the annual grant amount paid to each non-employee director was 1,594 restricted stock units, granted on the third business day following the date of the 2016 Annual Meeting, and the restrictions will lapse on November 9, 2017.

In the year ended June 30, 2017, the chair of the Audit Committee received an annual retainer of $15,000 and the chairpersons of the Compensation, Governance and Risk and Compliance committees each received an annual retainer of $10,000. In-person meeting fees of the committees, paid to all attending committee members, were $2,000 per meeting for the Audit Committee and $1,500 per meeting for all other Board committees. The telephone meeting fee paid to all attending committee members for all committees was $1,000 per meeting. In addition, Board members may be paid a “Board Service Fee” of $1,000 per day for service to the Company in support of Board or committee functions on days when there is no scheduled meeting.

In fiscal 2017, the directors listed above were not eligible to participate in any non-equity incentive plan compensation from the Company or any pension plan of the Company. Independent directors are eligible for and may elect to participate in the Company’s Non-Employee Director Deferred Compensation Plan. In fiscal 2017, only the restricted stock unit awards to independent directors were eligible for deferral and only two of the independent directors elected deferral of their awards. Deferred amounts are maintained by the Company in bookkeeping accounts. Stock awards that are deferred are deemed invested in the Company’s common stock, and dividends paid on deferred equity awards are also deemed to be invested in our common stock. The deferred amounts are unsecured obligations of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Shruti S. Miyashiro is President and Chief Executive Officer of Orange County’s Credit Union of Santa Ana, CA. Orange County’s Credit Union is a customer of the Company and during the year ended June 30, 2017, it paid $595,397 to the Company, primarily for software maintenance and implementation services. The Audit Committee has reviewed the transactions with the credit union and has concluded that they were on terms no less favorable to the Company than arrangements with other unaffiliated customers. The Governance Committee also considered the transactions and concluded that Ms. Miyashiro is an independent director despite the customer relationship.

The Board of Directors has adopted a written policy that requires all related party transactions to be reviewed and approved by the Audit Committee of the Board. The Audit Committee is charged with determining whether a related party transaction is in the best interests of, or not inconsistent with the interests of, the Company and its stockholders. In making this determination, the Audit Committee will take into account such factors as whether the related party transaction is on terms no less favorable to the Company than terms generally available to unaffiliated third parties and the extent of the related party’s interest in the transaction. No director may participate in any discussion, approval or ratification of any transaction in which he or she has an interest, except for the purpose of providing information concerning the transaction. For transactions in which the aggregate amount is less than $200,000, the Chairman of the Audit Committee has been delegated the authority to pre-approve related party transactions, subject to later review by the full committee. At least annually, ongoing related party transactions will be reviewed to assess continued compliance with the policy.

For purposes of the Related Party Transaction Policy, a related party transaction is a transaction or relationship in which the aggregate amount involved will be or may exceed $100,000 in any calendar year, involves the Company as a participant, and in which any related party has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of the other entity). A related party is any executive officer, director, or more than 5% beneficial owner of the Company or any immediate family member of such persons.

The policy also contains standing pre-approvals of certain transactions that are not believed to pose any material risk to the Company even if the aggregate amount exceeds $100,000 in a calendar year, including: employment arrangements with executive officers, director compensation, transactions involving competitive bids, certain banking-related services, and certain Company charitable contributions. Standing approval is also provided for transactions with another company where the related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that entity’s shares, if the aggregate amount does not exceed $1,000,000 or 2% of that entity’s annual revenues.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is required to identify any director, officer or greater than ten percent beneficial owner who failed to timely file with the SEC a report required under Section 16(a) of the Securities Exchange Act of 1934 relating to ownership and changes in ownership of the Company’s Common Stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. To the Company’s knowledge, based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended June 30, 2017 all required Section 16(a) filings were filed timely.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is currently composed of four independent directors. The Board has determined that Audit Committee member Matthew C. Flanigan is an “audit committee financial expert” under relevant SEC standards because of his extensive accounting and financial experience. The Board of Directors and the Audit Committee believe that the Audit Committee’s current members satisfy all NASDAQ and Securities and Exchange Commission rules that govern audit committee composition.

The Audit Committee operates under a written Charter adopted by the Board of Directors. The Charter requires the Audit Committee to oversee and retain the independent registered public accounting firm, pre-approve the services and fees of the independent registered public accounting firm, regularly consider critical accounting policies of the Company, review and approve material related party transactions, receive reports from the Company’s Compliance Officer, and establish procedures for receipt and handling of complaints and anonymous submissions regarding accounting or auditing matters. The Charter also contains the commitment of the Board of Directors to provide funding and support for the operation of the Audit Committee, including funding for independent counsel for the Committee if the need arises.

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management has the primary duty for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard 16 of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered accounting firm its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. These meetings without management present are held at least once each year, and one such meeting was held in the fiscal year just ended.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Company’s 2017 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended June 30, 2017 for filing with the Securities and Exchange Commission.

Audit Committee
Thomas H. Wilson, Jr., Chair
Matthew C. Flanigan
Thomas A. Wimsett
Wesley A. Brown

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The executive officers and significant employees of the Company, as well as certain biographical information about them, are as follows:

Name	Position with Company	Officer/Significant Employee Since
John F. Prim	Executive Chairman of the Board	2001
David B. Foss	President, Chief Executive Officer, and Director	2014
Kevin D. Williams	Chief Financial Officer and Treasurer	2001
Mark S. Forbis	Vice President and Chief Technology Officer	2006
Craig K. Morgan	General Counsel and Secretary	2017

The following information is provided regarding the executive officers and significant employees not already described herein, all of whom are United States citizens:

Kevin D. Williams, age 58, Chief Financial Officer and Treasurer. In 2001, Mr. Williams was appointed by the Board to serve as Chief Financial Officer and Treasurer of the Company, having previously served as Controller of the Company since joining the Company in 1998. Prior to joining the Company, Mr. Williams was a practicing CPA as a Senior Manager for the Baird Kurtz & Dobson public accounting firm. Mr. William’s executive management responsibilities extend beyond finance and accounting to include investor relations, internal audit and travel.

Mark S. Forbis, age 54, Vice President and Chief Technology Officer. Mr. Forbis has served as Vice President and Chief Technology Officer since 2006 and as General Manager of Technology Services since 2002. Mr. Forbis joined the Company in 1988 and has served in a number of positions, including Manager of Imaging from 1994 to his appointment as a General Manager in 2002. Prior to joining the Company, Mr. Forbis had several jobs in bank data processing, including supervisory and management positions with BankTech, Inc. and Systematics, Inc. As Chief Technology Officer and General Manager of Technology Services, Mr. Forbis leads a team of over 900 employees in research, design, programming, development, procurement, engineering, security, facilities, communications and networking.

Craig K. Morgan, age 41, General Counsel and Secretary. Mr. Morgan was named General Counsel and Secretary in November 2016. Mr. Morgan had previously served as Managing Corporate Counsel and has served in multiple roles in the Legal Department since joining the Company in 2004. Prior to joining the Company, Mr. Morgan worked in research and development in the biotechnology industry.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Matthew C. Flanigan, Chair
Thomas H. Wilson, Jr.
Shruti S. Miyashiro
Wesley A. Brown

COMPENSATION DISCUSSION AND ANALYSIS

You will have the opportunity to cast an advisory vote on Jack Henry’s executive compensation at this year’s Annual Meeting (our “say on pay” vote), included as Proposal 2 in this proxy statement (page 32). We encourage you to review this section prior to casting your “say on pay” advisory vote.

At the Company’s Annual Meeting of Stockholders held in November 2016, over 99% of the votes cast on say-on-pay at that meeting were voted in favor of the proposal. The Compensation Committee believes this vote strongly affirms the stockholders’ support of the Company’s approach to executive compensation, and the Committee did not change its basic approach to compensation of the Named Executives in fiscal 2017. The Compensation Committee believes that stockholder input on executive compensation is crucial and will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executives.

This Compensation Discussion and Analysis is designed to provide information regarding the philosophy and objectives underlying our compensation policies, the processes we follow in setting compensation, the components we utilize in compensating our top executives, and the resulting compensation outcomes. This discussion is focused on the “Named Executives” as of June 30, 2017: Executive Chairman of the Board Jack Prim, President and Chief Executive Officer David Foss, Chief Financial Officer and Treasurer Kevin Williams, and Chief Technology Officer Mark Forbis. After the beginning of fiscal year 2018, the Board determined that General Counsel and Secretary Craig Morgan was an Executive Officer. As a result, he is not included in the Compensation Discussion and Analysis for fiscal year 2017. Specific information about the compensation of the Named Executives is set forth in the Summary Compensation Table and other compensation tables beginning on page 28, which should be read in conjunction with this discussion.

Executive Summary

Fiscal 2017 was another successful year for Jack Henry and our stockholders. Total shareholder return was 82% for the three-year period ending on June 30, 2017 and 21% for the one-year period ending on the same date, using the average closing price of the last ten calendar days of the fiscal year. We increased annual operating income in fiscal year 2017 by 8.2% (excluding the operations and gain from the sale of a business unit) from fiscal year 2016. The compensation decisions made by the Committee recognized these absolute and relative outcomes, and reflect a clear expression of the principle of pay for performance which is at the center of our decisions regarding executive compensation. In broad terms, the fiscal year 2017 executive compensation program implemented this pay for performance principle with the following elements of compensation:

Base Pay	Fixed and recurring cash compensation
•   Base pay is set at market competitive levels to attract and retain highly qualified and effective executives.
•   Fiscal 2017 base pay was increased from 0% to 20% in response to competitive market data and evaluation of individual performance.

Annual Incentive Cash Bonus	Variable cash compensation tied to annual operating income versus budget and obtainment of individual performance goals (“IPG”)
•   Fiscal 2017 operating income grew 1.7% (8.1% excluding the gain from sale of a business unit) and finished the year at 101.2% of the annual budget set at the beginning of the year.
•   Fiscal 2017 bonus payments were 87.9% to 102.7% of targets as determined by the above budget operating income and individual performances.
•   Annual cash bonus targets were set at market competitive levels and were expressed as percentages of base pay as follows for the named executive officers:
–    100% of base pay for Mr. Foss
–    70% of base pay for Mr. Williams
–    50% of base pay for Mr. Forbis

Long-Term Incentive Compensation	Performance shares that vest based on Jack Henry relative total shareholder return (“TSR”)1 performance versus peers
•   Three-year TSR was strong on an absolute basis at 82%.
•  For the fiscal 2015 grant with three year performance period ending on June 30, 2017, Jack Henry’s relative TSR outcome at the 65th percentile was slightly above the 63rd percentile target, resulting in 105% of the target shares vesting.
•   Annual grants are made at market competitive levels, and the target grant values for the fiscal 2017 performance shares (three-year measurement period ending June 30, 2019) were set at the following multiple of base pay:
–    3.0 times for Mr. Foss
–    2.1 times for Mr. Williams
–    1.3 times for Mr. Forbis

(1) TSR = (Change in Stock Price + Dividends) ÷ Beginning Stock Price; assumes reinvestment of dividends.

In the aggregate, the relative portions of these three primary elements that made up the pay mix for the four Named Executives in fiscal year 2017 are represented graphically in the following chart:

The fiscal 2017 pay mix established by the Compensation Committee in July of 2016 clearly focused on performance-based pay, and particularly emphasized long-term performance by the Company. The pay mix was intended to ensure that the Named Executives remained highly focused on the long-term success of the Company.

Compensation Philosophy and Objectives

Jack Henry’s compensation philosophy is to offer compensation programs to our executives that:

•	Attract and retain highly qualified and motivated executives;

•	Encourage esprit de corps and reward outstanding performance;

•	Focus executives on achieving consistent earnings growth;

•	Encourage continuation of the Company’s entrepreneurial spirit; and

•	Reward the creation of stockholder value.
In meeting these objectives, the Compensation Committee strives for the interests of management and stockholders to be the same – the maximization of stockholder value. To this end, the key financial performance measures are operating income and total shareholder return. Both measures emphasize a focus on revenue growth, operating efficiencies to yield strong margins and returns to shareholders in excess of our peers.

The compensation programs specific to our Named Executives are administered by the Company’s Compensation Committee. The current members of the Compensation Committee are all non-employee directors who are independent under the NASDAQ rules. The Compensation Committee operates under a written charter, and has the specific charter responsibility to approve the compensation of the Named Executives and the Company’s Chief Operating Officer, Controller, Senior Vice Presidents and other officers who perform policy-making functions for the Company. At this time, the Company does not have any officer with the title of Chief Operating Officer or Senior Vice President.

The Compensation Committee designs and maintains compensation programs consistent with our executive compensation philosophy to achieve the following objectives:

•	To attract, retain and motivate highly qualified executives by offering compensation programs that are competitive with programs offered by companies in our Compensation Peer Group.

•	To link performance and executive pay by tying bonus amounts to achievement of key objectives under the Company’s annual business plans, as well as specific individual performance goals.

•	To reward competitive performance in comparison with peers in our industry.

•
To reward the creation of long-term stockholder value through long-term incentive compensation awards and encourage significant stock ownership by top management to further align executive interests to those of our stockholders.

In pursuit of these objectives, the Compensation Committee believes that the compensation packages provided to the Named Executives should include both cash and equity-based compensation, with an emphasis on performance-based pay:

Compensation Element	Purpose
Base salary	• Represent competitive practices at or near the 50th percentile • Attract and retain highly qualified executives
Annual cash incentive	• Support pay-for-performance orientation • Focus executives on executing the annual operating plan and key financial and nonfinancial measures of success
Long-term incentive	• Align interests of executives and stockholders • Support a stock ownership culture • Drive long-term value creation
Broad-based benefits	• Attract and retain highly qualified executives • Reflect the broad practices at Jack Henry
Termination provisions	• Align management and shareholder interests to review all possible business alternatives

Process for Establishing Compensation

The Compensation Committee has overall responsibility for making decisions regarding the compensation of the Named Executives. In conducting annual performance reviews and determining appropriate compensation levels for the Named Executives the Compensation Committee meets and deliberates outside the presence of the Named Executives and other members of the executive management team. With respect to the compensation levels for other Named Executives, the Compensation Committee considers input and recommendations from the Executive Chairman and the Chief Executive Officer. Performance reviews of the Named Executives are based on objective and subjective evaluations of individual performance as well as their performance in the preceding fiscal year in achieving Company performance objectives. While our Executive Chairman and Chief Executive Officer make recommendations concerning salary adjustments, cash bonus programs and award amounts for the other Named Executives, the Compensation Committee exercises its discretion and sole authority to set the compensation of each of the Named Executives.

In designing compensation programs and determining compensation levels for the Named Executives for fiscal year 2017 (ending June 30, 2017), as well as for fiscal year 2018, the Compensation Committee was assisted by an independent compensation consultant firm. The Compensation Committee engaged Willis Towers Watson (“WTW”), a global human resources consulting firm, to serve as its independent advisor and compensation consultant with respect to fiscal 2017 and fiscal 2018. The Chairman of the Compensation Committee worked directly with WTW to determine the scope of the work needed to assist the Committee in its decision-making processes. The engagement of the consulting firm included provision of benchmark comparative data for the Named Executives with respect to base salaries, annual cash bonuses, long term incentives, and comparative data regarding severance. WTW was also engaged to provide analysis and advice to the Compensation Committee with respect to the compensation of the Company’s independent directors. WTW did not provide any other consultation or services to the Company or management. The Compensation Committee has assessed the independence of WTW and determined that no conflict of interest exists under the rules established by the SEC. The Compensation Committee reviews the independence of its advisors annually.

In making compensation decisions, the Compensation Committee compared each element of total direct compensation against a peer group of publicly traded companies in the software, payments and data processing industries against which the Compensation Committee believes we compete in the market for executive talent. We collectively refer to this group as the “Compensation Peer Group.” In selecting companies for the Compensation Peer Group, the Compensation Committee has considered multiple criteria, including industry, annual revenue and market capitalization. The current Compensation Peer Group is comprised of the following 18 companies:

ACI Worldwide, Inc.	Bottomline Technologies, Inc.	Broadridge Financial Solutions
Cardtronics	Convergys	Corelogic
DST Systems, Inc.	Euronet Worldwide, Inc.	Fair Isaac Corporation
Fidelity National Information Services, Inc.	Fiserv, Inc.	Global Payments, Inc.
Moneygram International	SS&C Technologies Holdings	Total Systems Services, Inc.
Tyler Technologies, Inc.	Verifone Systems	WEX

The Compensation Peer Group is reviewed annually and, as appropriate, updated by the Compensation Committee. In June 2017 the Compensation Committee reviewed the Compensation Peer Group with WTW to make sure that members of the group are consistent with the Company’s industry and financial scope and comparable in terms of size and labor pool. For comparison purposes, Jack Henry’s annual revenues were moderately below the median revenues of the members of the Compensation Peer Group, but Jack Henry’s market capitalization was moderately above the median of the group. As a result of the proposed acquisition of Moneygram International by Ant Financial, the Committee decided to replace Moneygram International with Square, Inc. The Committee decided to make no other changes to the Company’s Compensation Peer Group for fiscal year 2018.

To benchmark each element of total compensation for our Named Executives, WTW provided data from two key sources: (1) an executive compensation survey reflective of our industry and the general industry and (2) public filings for the companies in our Compensation Peer Group. In reviewing compensation survey data, the Compensation Committee considered data for software companies with annual revenues similar to the Company. Sources of data for compensation surveys and analysis include surveys for our Compensation Peer Group and the software industry, in addition to proxy statements and other public filings by companies in our Compensation Peer Group.

In setting fiscal 2017 compensation, the Compensation Committee considered benchmarks for total cash compensation (i.e., base salary and annual cash incentives) and approved target bonus levels for the Named Executives which combined with the salaries approach the 50th percentile of the Compensation Peer Group. In targeting total cash compensation and long-term incentive compensation at or near the 50th percentile, the Compensation Committee recognized that there are certain limitations in the market data available for the Compensation Peer Group. Thus, in addition to considering levels of compensation suggested by market data, the Compensation Committee also considered other relevant factors including performance against pre-identified objectives under business plans for the preceding fiscal year, individual performance reviews, change in job duties, geographic location and internal equity for compensation levels among our executives.

The allocation between cash, non-cash, short-term and long-term incentive compensation is measured against the practices of our Compensation Peer Group and reflects the Compensation Committee’s determination of the appropriate compensation mix among base pay, annual cash incentives and long-term equity incentives to encourage retention and performance. Actual cash and equity incentive awards are determined by the performance of the Company and the individual, depending on the type of award, compared to established goals. For the fiscal year ending June 30, 2017, the elements of the compensation mix included:

•	Base salary, designed to attract and retain executives;

•	Annual cash incentive bonus compensation, designed to focus on business, financial and individual objectives established by the Board for the year;

•
Long-term incentive compensation consisting of performance shares which are earned by achieving levels of total shareholder return compared to our Compensation Peer Group, designed to focus executives on the long-term success of the Company as reflected in the market price of the Company’s stock; and

•	Broad-based employee benefits programs.

Base Salary

On July 1, 2016, the Compensation Committee increased the base compensation for Mr. Foss by $100,000, or 20%, in connection with his assuming the role of Chief Executive Officer. The Compensation Committee considered competitive data provided by WTW in adjusting Mr. Foss’s base compensation. In August of 2016, the Compensation Committee considered competitive data provided by WTW. Based on this data as well as individual and corporate performance and changes in executive duties, the Committee made no change to the fiscal 2017 base salary of the Executive Chairman, and increased the base salaries of the Chief Financial Officer by 4.7% and the Chief Technology Officer by 4.8%, effective October 1, 2016.

Consistent with the planned transition of leadership responsibilities to President and CEO Foss, on April 1, 2017, Executive Chairman Prim’s annual base salary was reduced from $620,000 to $310,000.

The entire base salary structure for our executives remained relatively flat in fiscal 2017, with the CEO salary less than 1.4 times the second highest paid executive officer (CFO) and 1.9 times the third highest (CTO).

Although the Compensation Committee believes that competitive base salaries are necessary to attract and retain a highly qualified and effective executive team, it also believes that a significant portion of executive compensation should be based on pay-for-performance.

Annual Incentive Cash Bonuses

It is our practice to provide Named Executives with the opportunity to earn annual incentive cash bonus compensation through programs that reward attainment of key objectives under corporate annual business plans. The objectives that underlie our annual incentive compensation programs may vary between fiscal years and between the Named Executives, but generally include objectives that reward attainment of targeted earnings as well as individual performance goals. In setting the fiscal 2017 bonus amounts a Named Executive is eligible to earn for achieving specified objectives, the Compensation Committee targeted bonus and total cash compensation levels at or near the 50th percentile of the Compensation Peer Group and published survey data. Bonus opportunities for achieving objectives are generally established as a percentage of an executive’s base salary and the percentages increase with job scope and complexity. Executives have the opportunity to earn reduced bonus amounts if a minimum level (threshold) of performance against an objective is achieved and can also earn increased bonus amounts for performance in excess of the level of targeted performance.

The decision as to whether to offer an annual incentive cash bonus program to Named Executives for any fiscal year, the type and funding of any program offered, and the objectives that underlie any program, are subject to the discretion of the Compensation Committee and its assessment of general and industry specific conditions existing during the applicable period. In determining the amount of bonus that a Named Executive is eligible to earn under a bonus program, the Compensation Committee may also exercise negative discretion to reduce an award based on its assessment of the executive’s contribution and accountability for the objectives that are the subject of the bonus, the internal equity of the executive’s bonus opportunity as compared to bonus opportunities for our other executives, and any other factors the Compensation Committee considers relevant. Our Executive Chairman did not participate in our annual incentive cash bonus plan in fiscal 2017.

To provide an appropriate structure for cash bonus incentives, the Company’s stockholders previously approved the 2012 Annual Incentive Plan. Cash bonus incentives for fiscal year 2017 were structured under the 2012 Annual Incentive Plan.

The fiscal 2017 incentive cash bonus plan established for the Named Executives was similar to the 2016 plan in that it was based 75% upon achievement of the Company’s annual budget operating income target. The fiscal 2017 annual incentive plan provided that no bonus was payable unless the Company’s performance on the operating income measurement was at or above the threshold for achievement. The operating income target was established from the annual budget of the Company as approved by the Board, and excluded from consideration operating income contributions from operating units that might be acquired during the year, as well as gains from disposition of operating units. The annual budget was developed by management with input from the Board of Directors in a thorough process that builds upon departmental forecasts and considers historical performance, industry dynamics, and macro-economic trends.

The other 25% of each of the participating Named Executive’s incentive cash bonus in fiscal 2017 was determined by achievement of individual performance goals set for the officers by the Compensation Committee. These goals varied from individual to individual and included both objective and subjective measures of performance. The individual performance goals were intended to align the individual officers with the Company’s business strategies and objectives in each officer’s sphere of duties and control. Examples include achievement of specified customer and employee satisfaction ratings, implementation of programs and systems, process and control improvements, completion of development projects, and meeting specified financial goals. These individual goals are keys to financial and business success for Jack Henry and thus contribute to producing income and shareholder returns over the long-term. Grading of performance on the individual performance goals was in some cases “achieved” or “not achieved” and in other cases on a sliding scale from fail to below target, at target and above target, and thus some potential individual performance bonus amounts varied from zero to target and above target.

The 2017 plan, like the 2016 plan, called for bonuses of 100% of base compensation for the Chief Executive Officer, 70% of base compensation for the Chief Financial Officer, and 50% of base compensation for the Chief Technology Officer at pre-determined performance targets. The operating income component of the annual bonus for the participating Named Executives ranged from a threshold of 90% of budgeted operating income to a target at 100% and to a maximum at 110%. Bonus payouts for operating income achievement ranged from 50% of target at threshold performance to as much as 200% of targeted bonus at maximum performance. Bonus payouts for achieving individual performance goals varied from 0 to 100% and in a few instances could range to a maximum of 125% as to specific scalable goals. The overall bonus percentages and ranges were determined primarily by reference to comparative compensation data provided to the Compensation Committee by its independent advisor. The maximum bonus was intended to be payable only upon truly superior performance. The Compensation Committee intended for this bonus plan to provide a strong incentive for management to meet and exceed budgetary income and individual performance goals in fiscal 2017.

The Company performed well in fiscal 2017, producing operating income of $367.7 million, approximately 101.2% of budgeted operating income of $363.5 million. The resulting payout was 104% of target of the portion of the participating Named Executives’ bonus determined by operating income. The full fiscal 2017 incentive bonuses granted, including amounts granted for achievement of individual performance goals, were as follows:

Named Executive	Target Annual	Performance on Incentive Measures		Annual Incentive Payout -
	Incentive		Individual	FY2017
	(as % of base)	Operating Income	Performance Goals
		Performance	Performance
		(75% of Bonus)	(25% of Bonus)	% of Target	Amount ($)
David B Foss, President and CEO	100%	104%	87.3%	99.8%	598,973
Kevin D. Williams, CFO	70%	104%	98.7%	102.7%	323,426
Mark S. Forbis, CTO	50%	104%	39.5%	87.9%	142,797
Although bonuses have been earned in each of the last five fiscal years, the Compensation Committee notes that the plan is not structured to require the payment of bonus in every year and performance targets are not set at levels which are easy to achieve. Bonuses actually paid over the last five years have generally been modestly above target levels in three of those years, but two of the three executives received bonuses below target in fiscal year 2017 and were well below targets set for fiscal year 2015, when operating income results were negatively impacted by restatement of financial results. The Compensation Committee continues to believe that annual cash bonus opportunities are highly effective motivators for management employees and are instrumental in obtaining excellent performance in comparison with the Company’s competitors in both strong and weak economic environments.

The Committee believes that the costs to the Company of potentially large incentive bonuses are fully justified by the potential benefits and return to our stockholders. The Compensation Committee will in future years continue to thoroughly review the effects of the bonus plan on results achieved and will make any changes to the bonus plan deemed necessary.

In addition to the cash bonus opportunities under our formal pay-for-performance cash bonus programs, the Compensation Committee may choose to reward extraordinary performance and achievements by awarding discretionary bonuses to the Named Executives and other employees from time to time that are not part of the annual incentive plan or any other plan. With respect to the Named Executives, no discretionary bonuses were awarded based on Company performance or the executives’ performance during fiscal 2017.

Discretionary Bonus

In early fiscal 2017, Chief Technology Officer Mark Forbis was tasked with substantial additional responsibility upon the retirement of the general manager of the Corporate Services Department. He assumed a leadership role for that department to ensure a seamless leadership transition for the Company. These duties were additive to Mr. Forbis’s responsibilities that had been established for the year. After the conclusion of fiscal 2017, in recognition of Mr. Forbis’s extraordinary performance in accomplishing the additional tasks, the Compensation Committee made a determination to award Mr. Forbis a discretionary bonus of $75,000.

Long-Term Incentive Compensation

We believe that equity awards have been instrumental in building Jack Henry & Associates, in retaining talent, and in encouraging management to take the long-term view with regard to strategic decisions they face. Equity awards also help focus executive and employee attention on managing the Company from the perspective of an owner with an equity stake in the business. Since the adoption of the Company’s Restricted Stock Plan in 2005 and continuing under the Company’s 2015 Equity Incentive Plan, the Compensation Committee has had the authority to grant restricted stock awards of various types and to determine the terms of the restrictions on granted shares. Starting in fiscal 2013, long-term incentive compensation was granted to the Named Executives in the form of performance shares.

Grants may be made annually in the future, but future grants will continue to be discretionary and amounts may fluctuate based upon the Compensation Committee’s evaluation of performance from year to year. In determining the level of award for a Named Executive, the Compensation Committee considers relevant factors such as achievement of previously identified objectives, the executive’s performance, comparative data from the Compensation Peer Group and other sources, the current equity ownership and equity awards held by the individual executive and the internal equity of the level of award granted to the executive compared to awards granted to other executives. In reviewing the award levels for our Named Executives, the Compensation Committee believes it is appropriate to consider the Company’s performance against key objectives under its corporate business plan for the preceding fiscal year, including objectives related to revenue and earnings targets, and whether the Company’s performance during the preceding fiscal year benefited stockholders as measured by the market price of the Company’s Common Stock. In administering the equity compensation programs, the Compensation Committee monitors the level of dilution that can result from equity awards to executives and other employees and considers the dilutive effect of the Company’s aggregate equity awards during any fiscal year.

The specific grants to the Named Executives for fiscal 2017 were structured as performance shares that vest only on achievement of performance goals and thus strongly reflect the principle of pay-for-performance. A grant of performance shares is a contractual right to receive stock and/or cash in the future when vesting conditions are met. The specific grants of performance shares in fiscal 2017 to the Named Executives vest at the end of three years based on total shareholder return in comparison to the Compensation Peer Group over the three-year period. For this purpose, total shareholder return (“TSR”) was defined as ending stock price minus beginning stock price (adjusted for splits and similar changes) plus dividends per share paid over the performance period, all divided by the beginning stock price. A target amount of stock was set for each Named Executive that may be earned if TSR at the end of the three-year period is at the 63rd percentile in comparison to the Compensation Peer Group. Vesting ranges from 35% of the performance shares at the 25th percentile to the maximum amount of the grant (175% of target) at or above the 75th percentile relative to the Compensation Peer Group. No shares will vest if performance is below the 25th percentile threshold. By setting the target amount at the 63rd percentile, the Committee continued to convey that long-term superior performance is expected and remains the goal of this incentive program.

The fiscal 2017 performance share grants to the Named Executives were approved in target dollar amounts with grant date accounting values roughly set at 3.0 times base salary of Mr. Foss, 2.1 times base salary of Mr. Williams, and 1.3 times base salary of Mr. Forbis. Our Executive Chairman did not receive a grant of performance shares in fiscal 2017. The fiscal 2017 grant amounts were determined with reference to comparable grants of long-term incentive compensation by other members of the Compensation Peer Group and published survey data, and were roughly targeted at the 50th percentile of the Compensation Peer Group. The fiscal 2017 grant amounts were generally consistent with FY2016 target levels. The 2017 awards were structured to provide incentives for long-term performance and retention and to meet goals for specific accounting treatment. Retention is encouraged by grant terms which immediately forfeit all awards that have not vested or are still restricted in the event that the grantee’s employment with the Company is terminated for any reason other than in the event of death, incapacity, retirement or in connection with any change in control.

In conjunction with the transition of Mr. Foss to the Chief Executive Officer role, the Compensation Committee made a determination to award Mr. Foss 1) a special promotional equity grant on July 1, 2016 of stock options valued at $500,000 using a Black Scholes calculation and 2) a retention grant of $500,000 in restricted stock shares, both of which will vest on July 1, 2019.

As part of the transition of Mr. Prim to the Executive Chairman role, the Compensation Committee made a determination to award Mr. Prim a special retention grant of restricted stock in the amount of $1,000,000 that will vest on July 1, 2018.

The use of performance shares allows for flexibility in addressing the orderly retirement of grantees. The performance shares contain terms which allow for the pro-rata vesting of awards upon retirement based on full months of service following the date grant. For this purpose, retirement is defined as termination with the stated purpose of retirement after 30 years of service to the Company, after the age of 57 and 15 years of service, or after the age of 62 and 5 years of service. With respect to a retirement during the term, at the end of the three-year term of the grant, the award will be calculated and a pro-rata portion will be settled to the grantee based on completed full months of service. For example, if an eligible grantee retires 18 months after the grant date, he would be credited with 18 months of service and would be entitled to one-half of any amount that vests on performance measured at the end of the three-year grant. Death or incapacity of a grantee is addressed in the same manner, with pro-rata vesting based on completed months of service. Upon a change in control of the Company, the target number of performance shares vest and will be settled, regardless of the performance measures achieved.

The Compensation Committee notes that the Company produced an admirable total shareholder return of 82% over the three year period ending June 30, 2017. As to performance shares issued to the Named Executives in fiscal 2015 that vested based on three year TSR performance, the Company’s performance in comparison with the Compensation Peer Group over those three years was at the 65th percentile, slightly above the 63rd percentile target, and thus 105% of the Named Executive’s target shares vested. This result is in keeping with the Company’s pay for performance principle.

Deferred Compensation Plan

Under the Company’s non-qualified Deferred Compensation Plan adopted in September of 2014, our Named Executives may voluntarily defer a portion of their compensation to one or more future years. While the plan allows the Company to offer deferral of all types of compensation, including salary, bonus and equity grants, to date the Company has only offered a program to defer receipt of equity compensation upon vesting of performance shares. Amounts deferred are deemed invested in investments selected by the participant from a limited number of choices. The Deferred Compensation Plan is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. None of the Named Executives participated in the Deferred Compensation Plan in fiscal 2017.

Termination Benefits Agreements

Each of the Named Executives has entered into a Termination Benefits Agreement with the Company that is discussed in this Proxy Statement under the caption “Agreements with Executive Officers and Potential Payments upon Termination or Change in Control.” These agreements reflect the concern of the Board of Directors that any future threatened or actual change in control such as an acquisition or merger could cause disruption and harm to the Company in the event of the resulting loss of any of its key executives. The Termination Benefits Agreements are intended to provide a measure of incentive and security to the executives through the resolution of the threat or through a change in control.

The Compensation Committee believes that such agreements should not include provisions that would obligate an acquirer of the Company to make large cash payouts to our Named Executives simply because a change of control has occurred. Because of this concern, the occurrence of a change of control event alone will not trigger any cash payment obligations to our Named Executives under their respective Termination Benefits Agreements. Payment obligations only arise in the event the Named Executive’s employment is terminated or is deemed to be terminated without “Cause” (as defined in the agreements) within the period commencing 90 days prior to and for two years following a change in control for the Named Executives. The Company does not provide, nor has it ever provided, excise tax gross-up payments to any employee in the event of a change in control and termination.

Payment obligations under the Termination Benefits Agreements with the Named Executives are two times the current annual base salary plus target bonus, payable 50% in twelve equal monthly installments and 50% in a lump sum at the end of the monthly installments. Health and other benefits are also continued for 18 months for the Named Executives, and all stock options, performance shares and restricted stock awards become fully vested. The benefits provided were determined primarily by reference to comparative data provided to the Compensation Committee by its independent advisor and, at least in relation to base salary, are consistent with the prior agreements which they replaced. The benefits are believed by the Compensation Committee to be sufficient to provide the desired incentive and security to retain crucial personnel in a time of disruption.

The Termination Benefits Agreements have no set term and will continue until terminated by agreement of both the parties. The agreements specify that they do not confer on the executives any right to continued employment and shall not interfere with the right of the Company to terminate the executives at any time.

Broad-Based Benefits Programs

The Company offers certain broad-based benefits programs including benefits such as health, dental, disability and life insurance, health care savings accounts, employee stock purchase plan, paid vacation time and company contributions to a 401(k) Employee Savings Plan. Benefits are provided to all employees in accordance with practices within the marketplace and are a necessary element of compensation in attracting and retaining employees. There are no additional benefits programs for our Named Executives.

Stock Ownership Guidelines

The Board of Directors has established stock ownership guidelines for the Named Executives, other members of management and the non-employee directors of the Company. These guidelines provide for each covered individual to hold a number of shares of the Company’s Common Stock with an aggregate market value that equates to a specified multiple of the employee’s base salary or, in the case of directors, of their annual cash retainer. The guidelines are four times base salary for the Executive Chairman and the Chief Executive Officer, three times base salary for Chief Financial Officer, one time base salary for the Vice Presidents and General Managers, and four times the annual base retainer for directors. The value of each person’s share holdings for purposes of the guidelines includes all unrestricted and restricted shares held, all Company shares held in the person’s retirement accounts, all shares held in trust for the person’s immediate family members, and the in-the-money value of all Company stock options held. Unvested restricted stock units and performance shares are not counted for purposes of measuring compliance with the stock ownership guidelines. Even though all of the Named Executives now hold a number of shares at or above the number of shares specified under the guidelines, the Compensation Committee recognizes that executive officers or employees who were recently promoted to executive officer positions and newly elected directors may require some period of time to achieve the guideline amounts. The guidelines, therefore, contemplate a five-year transition period for acquiring a number of shares with the specified market value. The guidelines also require that until the applicable ownership level is achieved, the individual should retain and hold 75% of all shares received from vesting of shares or exercise of options, net of shares sold to pay taxes. The Compensation Committee will continue to monitor the compliance of each executive and director with the guidelines.

Executive Compensation Recoupment Policy

The Board of Directors has adopted a formal policy for the recoupment of incentive compensation paid to executive officers after the policy’s effective date in the event the Company is required to restate its financial statements due to material non- compliance with financial reporting requirements. The recoupment policy is administered by the Compensation Committee.

Tax Deductibility and Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to the Chief Executive Officer and other Named Executives to $1 million per individual, unless certain requirements are met which establish that compensation as performance-based. The Compensation Committee has considered the impact of this tax code provision and attempts, to the extent practical, to implement compensation policies and practices that maximize the potential income tax deductions available to the Company by qualifying such policies and practices as performance-based compensation exempt from the deduction limits of Section 162(m).

The Compensation Committee will continue to review and modify our compensation practices and programs as necessary to ensure our ability to attract and retain key executives while taking into account the deductibility of compensation payments.

COMPENSATION AND RISK

Under its charter, the Compensation Committee is charged with review of risks related to the Company’s compensation policies and practices. In 2017, the Compensation Committee directed the Company’s Human Resources Department to conduct a compensation risk assessment and to report to the Committee. The assessment reviewed design features, characteristics and performance metrics used in compensating all employees of the Company, including salaries, sales incentives, incentive bonus plans and long-term equity incentive compensation awards. The Compensation Committee reviewed and discussed the report and concluded that the Company’s compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on a number of factors, including:

•	The compensation levels and practices are judged to be uncomplicated and fair.

•	Compensation of our employees is generally competitive with relevant labor markets.

•	Benefits are offered to all eligible employees on non-discriminatory bases and no material perquisites are offered solely to executives or management.

•	Incentive bonuses are determined largely on total Company financial performance, and are capped at reasonable levels.

•	Long-term equity incentive awards to executives generally vest upon achievement of objective performance standards over a number of years, and thus do not encourage short-term focus.

•
Compensation of executive and senior managers is balanced between salary, benefits, annual cash incentive bonuses and long-term equity incentive awards, resulting in appropriate balancing of short and long-term interests and goals.

•	Executives and senior managers are subject to stock ownership guidelines which align their interests with those of the stockholders.

•	The Company has adopted a recoupment policy providing for the clawback of executive compensation in the event of financial restatements.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with regard to the compensation paid to our Chief Executive Officer, our Chief Financial Officer and the Company’s other two most highly compensated executive officers (collectively, our “Named Executives”) during the fiscal years ended June 30, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)	($) (1) (2)	($) (3)	($) (4)	($) (5)	($)
John F. Prim (6)	2017	542,500	-	999,940	-	-	5,000	1,547,440
Executive Chairman of the Board	2016	620,000	-	2,700,027	-	692,230	5,000	4,017,257
	2015	606,934	-	2,700,001	-	488,444	5,000	3,800,379
David B. Foss (6)	2017	600,000	-	2,299,997	499,989	598,973	5,000	4,003,959
President and Chief Executive Officer	2016	493,881	-	1,050,002	-	442,155	5,000	1,991,038
	2015	461,891	-	949,999	-	294,500	5,000	1,711,390
Kevin D. Williams	2017	445,017	-	899,976	-	323,426	5,000	1,673,419
Treasurer and	2016	430,070	-	749,991	-	335,293	5,000	1,520,354
Chief Financial Officer	2015	424,853	-	749,986	-	215,077	5,000	1,394,916
Mark S. Forbis	2017	321,229	75,000	399,998	-	142,797	5,000	944,024
Vice President and Chief	2016	307,439	-	350,026	-	171,228	5,000	833,693
Technology Officer	2015	294,311	-	304,927	-	116,250	5,000	720,488

(1)
Reflects grants of performance shares on September 10, 2014, September 10, 2015 and September 10, 2016 under the Company’s Equity Incentive Plan to the Named Executives. Information about the assumptions used to determine the fair value of equity awards is set forth in our Annual Report on Form 10-K in Note 9 to our consolidated financial statements for the year ended June 30, 2017.

(2)
The 2017 amounts for Messrs. Prim and Foss reflect a grant of restricted stock awards on July 1, 2016 under the Company’s Equity Incentive Plan. Additional details regarding these grants are set forth in the Form 8-K/A filed July 1, 2016. Information about the assumptions used to determine the fair value of equity awards is set forth in our Annual Report on Form 10-K in Note 9 to our consolidated financial statements for the year ended June 30, 2017.

(3)
Reflects option grant to Mr. Foss on July 1, 2016 under the Company’s Equity Incentive Plan. Additional details regarding this grant are set forth in the Form 8-K/A filed July 1, 2016. Information about the assumptions used to determine the fair value of equity awards is set forth in our Annual Report on Form 10-K in Note 9 to our consolidated financial statements for the year ended June 30, 2017.

(4)
Reflects amounts paid to the Named Executives following the end of the fiscal year based upon achievement of performance goals under the Company’s Annual Incentive Plans. These amounts were earned and accrued in the fiscal year listed and paid in the following fiscal year.

(5)	Reflects matching contributions to the individual’s accounts pursuant to the Company’s 401(k) retirement plan.

(6)	On July 1, 2016, Mr. Prim resigned as Chief Executive Officer and Mr. Foss was appointed Chief Executive Officer.

Grants of Plan-Based Awards Table

The following table presents information on awards granted to the Named Executives during the fiscal year ended June 30, 2017 under our 2012 Annual Incentive Plan with respect to performance targets set for fiscal 2017 and grants of performance shares made during fiscal year 2017.

Name	Grant Date	Estimated Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
John F. Prim	7/01/2016	-	-					11,458	-		999,940
David B. Foss	7/01/2016	-	-					5,729	-		499,970
David B. Foss	7/01/2016	-	-					-	31,685	87.27	499,989
David B. Foss	9/10/2016	300,000	600,000	1,200,000	8,482	24,233	42,408	-	-		1,800,027
Kevin D. Williams	9/10/2016	157,500	315,000	630,000	4,241	12,116	21,203	-	-		899,976
Mark S. Forbis	9/10/2016	81,250	162,500	325,000	1,885	5,385	9,424	-	-		399,998

(1)	Performance Plan Restricted Stock Units granted on September 10, 2016 under the Company’s Restricted Stock Plan.

(2)
The amounts in the table represent the grant date fair value of the Awards. Information about the assumptions used to determine the grant date fair value of the awards is set forth in our Annual Report on Form 10-K in Note 9 to our consolidated financial statements for the year ended June 30, 2017.

Additional Information Regarding Summary Compensation and Grants of Plan-Based Awards

The annual base salaries of the Named Executives were evaluated in fiscal 2017 in relation to competitive data, changes in job duties and individual and corporate performance. The annual base salary of Mr. Prim was reduced from $620,000 to $310,000 on April 1, 2017 in connection with the transition of duties to Mr. Foss. The annual base salary of Mr. Foss was increased 20% on July 1, 2016 to $600,000 in connection with his appointment as Chief Executive Officer. The base salary of Mr. Williams was increased 4.7% to $450,000 and Mr. Forbis was increased 4.8% to $325,000 on October 1, 2016.

For the year ended June 30, 2017, the Named Executives (other than Mr. Prim) had the opportunity to earn cash incentive bonuses under the Company’s annual incentive cash bonus plan. As set forth in greater detail in “Compensation Discussion and Analysis – Annual Incentive Cash Bonuses” above, the performance goals for the participating Named Executives were based on achieving operating income targets established in the Company’s annual budget and the achievement of individual performance goals (“IPGs”). The incentive plan set performance targets, thresholds for minimum performance, maximums for superior performance and required that for any bonus to be paid, the minimum threshold of operating income had to be achieved. For the year ended June 30, 2017, actual operating income was 101.2% of budgeted operating income, and with calculated IPG performances, the resulting payouts to the Named Executives were 99.8% of target for Mr. Foss, 102.7% for Mr. Williams and 87.9% for Mr. Forbis.

On September 10, 2016, the Company entered into performance share agreements with each of the Named Executives (other than Mr. Prim), in the following threshold, target and maximum share amounts:

Name	2017 Performance Share Threshold Grant	2017 Performance Share Target Grant	2017 Performance Share Maximum Grant
David B. Foss	8,482	24,233	42,408
Kevin D. Williams	4,241	12,116	21,203
Mark S. Forbis	1,885	5,385	9,424

The performance share agreements entered into with each of the above Named Executives in fiscal year 2017 are identical except for the number of shares. All agreements settle three years following the grant date based upon the performance of the Company in comparison to the Compensation Peer Group in producing total shareholder return over the three year period. Amounts may be settled in Common Stock of the Company or cash or any combination thereof. Comparative performance in total shareholder return at less than the 25th percentile will result in no settlement. The target award is earned with total shareholder return at approximately the 63rd percentile in comparison to the Compensation Peer Group and the maximum amount is earned with performance at the 75th percentile or higher.

In conjunction with the transition of Mr. Foss to the Chief Executive Officer role, the Compensation Committee made a determination to award Mr. Foss 1) a special promotional equity grant on July 1, 2016 of stock options valued at $500,000 using a Black Scholes calculation and 2) a retention grant of $500,000 in restricted stock shares, both of which will vest on July 1, 2019.

As part of the transition of Mr. Prim to the Executive Chairman role, the Compensation Committee made a determination to award Mr. Prim a special retention grant of restricted stock in the amount of $1,000,000 that will vest on July 1, 2018.

Outstanding Equity Awards at Fiscal Year End Table

The following table provides information regarding outstanding stock options, shares of restricted stock, restricted stock units and performance shares held by the Named Executives as of June 30, 2017.

Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
John F. Prim	09/10/2014	-	-	-	-	-	50,905	5,287,502
	09/10/2015	-	-	-	-	-	35,522	3,689,670
	07/01/2016	-	-	-	11,458	1,190,142	-	-
David B. Foss	09/10/2014	-	-	-	-	-	17,911	1,860,416
	09/10/2015	-	-	-	-	-	13,814	1,434,860
	07/01/2016	-	31,685 (5)	-	5,729	595,071	-	-
	09/10/2016	-	-	-	-	-	24,233	2,517,082
Kevin D. Williams	09/10/2014	-	-	-	-	-	14,140	1,468,722
	09/10/2015	-	-	-	-	-	9,867	1,024,885
	09/10/2016	-	-	-	-	-	12,116	1,258,489
Mark S. Forbis	09/10/2014	-	-	-	-	-	5,749	597,149
	09/10/2015	-	-	-	-	-	4,605	478,321
	09/10/2016	-	-	-	-	-	5,385	559,340

(1)	With respect to the restricted stock grants made to Messrs. Prim and Foss in fiscal 2017, the restrictions on the shares lapse two years and three years, respectively, after the date of the grant.

(2)	Amounts calculated by multiplying the closing market price of our common stock on June 30, 2017 ($103.87 per share) by the number of unvested shares of restricted stock.

(3)
The performance shares vest three years from the date of grant based on achievement of total shareholder returns in comparison with other members of the Compensation Peer Group. No performance shares vest if total shareholder return over the three year period is below the 25th percentile and 175% vests with performance at or above the 75th percentile. Share amounts disclosed reflect the target number of shares that could vest upon performance at target.

(4)	Amounts calculated by multiplying the closing market price of our common stock on June 30, 2017 ($103.87 per share) by the target number of shares issuable under the performance share agreements.

(5)	The option exercise price is $87.27, vests and becomes exercisable on July 1, 2019 and the option expiration date is July 1, 2026.

Option Exercises and Stock Vested Table

The following table provides information on stock option exercises by the Named Executives and stock awards (restricted stock and performance shares) that vested during fiscal year 2017.

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John F. Prim	-	-	59,116	5,094,617
David B. Foss	-	-	8,535	735,546
Kevin D. Williams	-	-	21,899	1,887,256
Mark S. Forbis	-	-	5,626	484,849
(1) Value of the shares acquired on September 10, 2016, at the closing market price of such shares on September 9, 2016.

Agreements with Executive Officers and Potential Payments upon Termination or Change in Control

The Company has no employment contracts with any of its executive officers.

The Company has entered into Termination Benefits Agreements with each of Messrs. Prim, Foss, Williams and Forbis. Under these agreements, change in control is defined as an acquisition of 20% or more of the stock of the Company, termination of service of a majority of the members of the Board during any two year period for reasons other than death, disability or retirement, approval by the stockholders of liquidation of the Company or sale of 50% or more of its assets, or approval by the stockholders of a merger or consolidation if the Company stockholders own less than 50% of the combined voting power of the resulting corporation. The Termination Benefits Agreements provide a cash payment severance benefit equal to 200% of the executive’s annual salary plus target bonus then in effect, with half payable in 12 monthly installments and half in a lump sum at the end of such 12 months. In addition, all outstanding stock options and performance shares will fully vest, all restrictions on restricted stock will lapse and the terminated executive will receive a welfare benefit consisting of payments equal to COBRA health insurance premiums and continuation of coverage under the Company’s life insurance, disability, and dental plans for 18 months or until the executive becomes eligible for comparable benefits under a subsequent employer’s arrangements. The termination benefits will be paid upon any termination of the executive during the 90 days prior to and the two years following any change in control unless the termination occurs by reason of the executive’s death, disability, or if the termination is for cause. The termination benefits will also be paid if the executive terminates his employment after a change in control for good reason, such as a material diminution in authority, duties or responsibilities, a forced move, or a material diminution in annual salary. The Termination Benefits Agreements have no set term and will continue until terminated by agreement of both the parties.

The table below reflects the cash severance benefit payments and estimated welfare benefit payments that would be paid under the Termination Benefits Agreements as if the triggering events occurred on June 30, 2017, the last day of the last completed fiscal year. The table also shows the value as of June 30, 2017 of all issued restricted stock units, performance shares and outstanding stock options with respect to which restrictions would lapse upon a change in control and termination.

Name	Cash Payment	Welfare Benefit ($)	LTIP Restricted
	Severance Benefit ($)		Stock Vesting ($)
John F. Prim	1,240,000	26,207	10,167,315
David B. Foss	2,160,000	46,589	6,933,400
Kevin D. Williams	1,530,000	49,559	3,752,096
Mark S. Forbis	975,000	25,021	1,634,810

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of June 30, 2017 with respect to the Company’s equity compensation plans under which our Common Stock is authorized for issuance:

Equity Compensation Plans approved by security holders:	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in the first column of this table)
2005 Restricted Stock Plan	439,242 (2)	0	0
2005 Non-Qualified Stock Option Plan (Non-employee Directors)	40,000	$20.55	0
2015 Equity Incentive Plan	227,786 (3)	$87.27	2,744,739

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding awards of restricted stock units or performance shares, which have no exercise price.

(2)
This number includes the following: 4,664 shares subject to outstanding time-vesting restricted stock unit awards and 434,578 shares subject to outstanding performance-vesting restricted stock unit awards. The share number for time-vesting restricted stock units and performance-vesting restricted stock unit awards represents the maximum amount of shares that may be awarded if the Company meets its best case performance targets. All awards were granted under the 2005 Restricted Stock Plan.

(3)
This number includes the following: 31,685 shares subject to outstanding stock options, 47,766 shares subject to outstanding time-vesting restricted stock unit awards and 148,335 shares subject to outstanding performance-vesting restricted stock unit awards. The share number for time-vesting restricted stock units and performance-vesting restricted stock units awards represents the maximum amount of shares that may be awarded if the Company meets its best-case performance targets. All awards were granted under the 2015 Equity Incentive Plan.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act, we include in this proxy statement this proposal for a non- binding stockholder vote on compensation of the officers named in the Summary Compensation Table on page 28. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2017 Annual Meeting of Stockholders. With this year’s “say on pay” proposal you can elect to endorse or not endorse our executive compensation programs and policies and the compensation we paid our Named Executives in fiscal 2017.

The say on pay vote is advisory and not binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board of Directors value the opinions of our stockholders and will consider the outcome of the vote when making future decisions regarding executive compensation.

As described in the Compensation Discussion and Analysis, the Compensation Committee has designed the executive compensation program to focus the executives on achieving consistent earnings growth, encourage continuation of the Company’s entrepreneurial spirit, attract and retain highly qualified and motivated executives, reward the creation of stockholder value, encourage esprit de corps and reward outstanding performance. In designing the overall executive compensation program, the Company’s Compensation Committee strives for the interests of management and stockholders to be the same – the maximization of stockholder value.

Our executive compensation package for Named Executives includes both cash and equity-based compensation, with an emphasis on performance-based pay. The Compensation Committee each year reviews and updates our executive compensation program to ensure they achieve the desired goals.

The Board of Directors believes that the compensation of the Named Executives is appropriate and effective in achieving the Company’s objectives. Accordingly, the Board of Directors recommends that you vote to approve, on an advisory basis, the following resolution:

“RESOLVED, that the compensation paid to the Named Executives, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved.”

Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote. For purposes of determining the vote regarding this proposal, abstentions will have the same impact as a no vote. Unless you specify otherwise in your proxy, the persons you have appointed will vote your shares “For” approval of the above-described resolution.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVES. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVES UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF “AGAINST” OR “ABSTAIN”.

PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our executives named in the Summary Compensation Table. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on executive officer compensation once every one, two or three years.

After careful consideration, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year (annual) is the most appropriate alternative for the Company, and therefore, the Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

Stockholders who have concerns about executive compensation during the interval between “say-on-pay” votes are welcome to bring their specific concerns to the attention of the Board of Directors at any time, by mail, telephone or email. Information on how to contact the Board of Directors can be found on page 11 of this Proxy Statement under the heading “Communication with the Board.”

The proxy card provides stockholders with the opportunity to choose among four advisory options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board of Directors’ recommendation. You may cast your advisory vote by choosing the option of one year, two years, three years, or abstaining from voting in response to the resolution set forth below:

“RESOLVED, that the option of one year, two years, or three years that receives the vote of the holders of a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter for this resolution will be determined to be the stockholders’ preferred frequency with which the Company is to hold an advisory vote by stockholders to approve the compensation paid to the Company’s Named Executives, as disclosed in the Company’s proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure. ”

The option of one year, two years or three years, if any, that receives the approval by the affirmative vote of the holders of a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter will be the frequency of the vote on the compensation of our Named Executives that has been approved by stockholders on an advisory basis. Although this advisory vote on the frequency of the “say-on-pay” vote is non-binding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE ON PROPOSAL 3 TO HOLD FUTURE SAY ON PAY VOTES EVERY YEAR ON AN ADVISORY, NON-BINDING BASIS. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR HOLDING THE VOTE EVERY YEAR UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE IN FAVOR OF HOLDING THE VOTE EVERY TWO YEARS OR EVERY THREE YEARS OR “ABSTAIN”.

PROPOSAL 4
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S ANNUAL INCENTIVE PLAN

Introduction

Subject to stockholder approval at the 2017 Annual Meeting, the Company’s Board of Directors, on the recommendation of the Compensation Committee, has unanimously approved the amendment and restatement of the Jack Henry & Associates, Inc. Annual Incentive Plan (the “Plan”) and the Performance Criteria set out in the Plan. A copy of the Plan is included in this proxy statement as Exhibit A. The reason for seeking stockholder approval of the Plan is to satisfy requirements of the Internal Revenue Code of 1986, as amended (the “Code”), which require stockholder approval in order for the awards under the Plan to satisfy conditions of Code Section 162(m) applicable to performance-based compensation (referred to as “Code Section 162(m) Awards”). Although there can be no assurance that all Code Section 162(m) Awards will satisfy all of the necessary requirements, it is the intent of the Company that the Plan and any Code Section 162(m) Awards granted under the Plan satisfy the applicable requirements of Code Section 162(m). The Plan does not preclude a participant who is a covered employee within the meaning of Code Section 162(m) from receiving an award that is not a Code Section 162(m) Award. The Plan replaces the Company’s 2012 Annual Incentive Plan which was approved at the 2012 annual meeting of stockholders.

The Plan was effective as of September 1, 2017 (referred to as the “Effective Date”). However, no award under the Plan which is intended to be a Code Section 162(m) Award will be payable to a covered employee within the meaning of Code Section 162(m) until the Plan has been approved by the stockholders.

Material Terms of the Performance Goals

Under Code Section 162(m), the material terms of the performance goals under the Plan and applicable to Code Section 162(m) Awards that must be approved are (1) the class of employees eligible to receive compensation upon achievement of performance goals applicable to the Code Section 162(m) Awards under the Plan; (2) the business criteria on which such performance goals may be based; and (3) the maximum amount that may be paid to any employee upon achievement of the performance goals applicable to an award under the Plan. Each of these is addressed below.

•	Eligible Class

All present and future employees, including executive officers, of the Company or any of its affiliates will be eligible to receive awards under the Plan. The Compensation Committee will from time to time select which employees will participate in the Plan. Status as an employee eligible to receive awards under the Plan will not be construed as a commitment that any award will be made under the Plan to such eligible employee. Nothing contained in the Plan or in any award confers upon any participant any right to continue in the employ or other service of the Company or its affiliates or limit in any way the right of the Company or its affiliates to change such person’s compensation or other benefits. As of September 1, 2017, approximately 325 employees were participants in the Plan. Included within the group of individuals eligible to receive awards under the Plan are all of the Named Executives listed in the Summary Compensation Table of this proxy statement.

•	Performance Criteria

By approving the Plan, stockholders are also approving the material terms of the performance criteria, upon which the Compensation Committee may issue Code Section 162(m) Awards that qualify as “performance-based” compensation for purposes of Code Section 162(m) (the “Performance Criteria”). The Compensation Committee selects Performance Criteria (to be determined either in the aggregate or on a per-share basis, pre-tax or post-tax basis, individually, or in any combination and either on a consolidated basis, or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combination thereof) from any of the following criteria set forth below. These Performance Criteria may be expressed as whole dollar amount(s), percentage(s) or growth rate(s) relating to any of the following:

(i)	Sales goals, including gross sales or net sales;

(ii)	Income measures, including operating income, gross income, net income, pretax income, or pretax income before allocation of corporate overhead and bonuses;

(iii)	Budget related goals;

(iv)	Net borrowing;

(v)	Cash flow returns, including cash flow from operations and cash flow returns on invested capital,

(vi)	Earnings goals, including earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization;

(vii)	Market share;

(viii)	Capital expenditures;

(ix)	Credit quality or debt ratings;

(x)
Return measures, including return on assets, average assets, net assets, investment capital, gross margin return, returns on equity or sales, shareholder return, total shareholder return, and shareholder return on equity;

(xi)	Productivity measures, including economic value-added models or equivalent metrics;

(xii)	Customer-related goals, including customer acquisition, expansion, retention, or satisfaction goals (whether measured internally, or by independent or other customer surveys);

(xiii)	Employee related goals, including employee satisfaction (as measured by employee surveys), recruiting, turnover and retention;

(xiv)	Achievement of acquisitions or divestitures (in whole or in part);

(xv)	Production volume levels;

(xvi)	Preservation of Company or shareholder value during adverse business conditions;

(xvii)	Internal control achievement or improvement;

(xviii)	Insurance renewal goals (premium savings, coverage improvement or bid improvement);

(xix)	Payroll as a percentage of sales;

(xx)	Expense management or reduction;

(xxi)	Completion or attainment of measurable objectives with respect to research, development, commercialization, products, projects, or strategic and operational initiatives;

(xxii)	Product implementation or installation, including new product, updated product or existing product implementation or installation; or

(xxiii)	Market share.

•	Maximum Payments

The aggregate maximum amount payable under the Plan to any participant in any Plan year will be the lesser of 300% of the participant’s base salary or $2,000,000.

GENERAL DESCRIPTION OF THE PLAN

Set forth below is a summary of the material terms of the Plan. This summary is not intended to be complete and is qualified in its entirety by the detailed provisions of the Plan attached to this proxy statement as Exhibit A. Capitalized terms have the meanings assigned to them in the Plan.

Purpose of the Plan

The purpose of the Plan is to provide an annual performance based incentive for employees who are in a position to contribute materially to the success of the Company and its affiliates. The Compensation Committee and the Board believe that the Company will significantly benefit from having the Company’s employees receive cash bonus awards under the Plan. The Company’s success depends, in large measure, on its ability to attract and reward talented employees with outstanding abilities and experience. To achieve this objective, the Board adopted the Plan as a tool to attract, retain and motivate key employees to use their best efforts in performing their respective duties and obligations at the Company.

Awards and Performance Criteria

An award under the Plan entitles a participant to receive an amount in cash depending upon the level of performance goal achievement as set forth in the Plan award. For all awards other than Code Section 162(m) Awards, the Compensation Committee may select Performance Criteria based on any other performance metric it so chooses. The Performance Criteria from which the Compensation Committee may select for Code Section 162(m) Awards are listed above.

The Compensation Committee will establish the performance goals (i.e., one or more levels of performance as to each Performance Criteria selected by the Compensation Committee) for the Company and the participants, as applicable, with respect to each specified performance period. Generally, all performance periods will be the Company’s fiscal year. The Compensation Committee will also determine the extent to which each applicable Performance Criteria will be weighted in determining awards. The Compensation Committee may vary the Performance Criteria, performance goals and weightings from participant to participant, award to award and performance period to performance period. Except as the Compensation Committee otherwise determines and subject to the provisions of the Plan, with respect to all Code Section 162(m) Awards, all Performance Criteria and performance goals will be established not later than 90 days after the commencement of the applicable performance period (or, in the case of a performance period of less than 12 months’ duration, not later than by the end of the first 25% of such period).

The Compensation Committee will establish for each participant the amount payable at specified levels of performance, based on the performance goal for each applicable Performance Criteria and the weighting established for such criteria. All such determinations regarding the achievement of any performance goals will be made by the Compensation Committee; provided, however, with respect to any Code Section 162(m) Award, the Compensation Committee may not increase during a performance period the amount of such award that would otherwise be payable upon achievement of the performance goal or goals.

Awards will be paid, in a lump sum cash payment, as soon as practicable during the first fiscal year that begins after the close of the performance period for which they are earned, but in no event later than the 75th day after the end of such fiscal year;

provided, however, that no Code Section 162(m) Awards will be paid except to the extent that the Compensation Committee has certified in writing that the performance goals have been met.

An award will not be assignable or transferable by the participant except by will or by the laws of descent and distribution. The Compensation Committee will have the right to allow participants to elect to defer the payment of awards subject to such terms and conditions as the Compensation Committee may determine; provided, however, that the participants’ election to defer the payment of awards complies with Code Section 409A and Treasury Regulations, Rulings and Notices of the IRS, including, but not limited to, the requirement that the election to defer such payment is made before the first day of the taxable year during which the participants’ services are performed or such other date as is permitted under Code Section 409A.

Administration

The Plan generally will be administered by the Compensation Committee comprised of not less than two members who each qualifies as an “outside director” within the meaning of Code Section 162(m) and the regulations thereunder. The Compensation Committee will have general authority to impose any limitation or condition upon an award the Compensation Committee deems appropriate to achieve the objectives of the award and the Plan.

The Compensation Committee will have the power and complete discretion to determine (i) which employees will receive an award and the nature of the award, (ii) the amount of each award, (iii) the time or times when an award will be granted, (iv) the terms and conditions applicable to awards, and (v) any additional requirements relating to awards that the Compensation Committee deems appropriate.

The Compensation Committee will be entitled to make non-uniform and selective determinations and to establish non- uniform and selective Performance Criteria, performance goals and the weightings thereof.

The Compensation Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Compensation Committee will be final and conclusive.

Change in Control

In the event of a Change in Control (as defined in the Plan), in addition to any action required or authorized by an award, the Compensation Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of participants: (a) accelerate time periods for purposes of vesting in, or, except in the case of deferred payments of awards, receiving any payment with regard to, any outstanding award; (b) make adjustments or modifications to outstanding awards as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants following such Change in Control; or (c) terminate the Plan. Any such action approved by the Compensation Committee will be conclusive and binding on the Company and all participants.

Termination and Amendment

If not sooner terminated by the Board, no Code Section 162(m) Award can be granted under the Plan after the Company’s first stockholder meeting in 2022. The Board may terminate the Plan or may amend the Plan in such respects as it will deem advisable; provided that, if and to the extent required by the Code, no change will be made that changes the Performance Criteria, or increases the maximum potential benefits for participants under the Plan, unless such change is authorized by the stockholders of the Company. The Board may unilaterally amend the Plan and awards as it deems appropriate to cause awards to meet the requirements of Code Section 162(m) and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan will not, without the consent of the participant, adversely affect, in any material respect, a participant’s rights under an award previously granted to such participant.

Summary of U.S. Federal Income Tax Consequences and Deductibility of Executive Compensation

The material terms of the performance goals under the Code Section 162(m) Awards. Under Code Section 162(m), the Compensation Committee must be comprised solely of two or more outside directors. A participant will realize ordinary income upon payment of an award under the Plan. Generally, whenever a participant realizes ordinary income under the Plan, a corresponding deduction is available to the Company provided the Company complies with certain reporting requirements. Under Code Section 162(m), the Company’s tax deduction may be limited to the extent total compensation paid to the Chief Executive Officer, or any of the three most highly compensated executive officers (other than the Chief Financial Officer) exceeds $1 million in any one tax year. The deduction limit does not apply to payments that qualify as “performance-based compensation” provided certain requirements are met, including those requirements (described above) that the Company stockholders approve.

Our objective is to maximize the deductibility of compensation under Code Section 162(m) to the extent doing so is reasonable and consistent with the Company’s strategies and goals. The Company believes, however, that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even though those programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee may from time to time approve compensation that is not deductible under Code Section 162(m). Moreover, because of the uncertainties associated with the application and interpretation of Code Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Code Section 162(m) will in fact be deductible.

New Plan Benefits

The Compensation Committee announced potential fiscal 2018 awards under the Plan on July 26, 2017 to Messrs. Foss, Williams and Forbis and on September 6, 2017 to Mr. Morgan, subject to stockholder approval of the new Plan and its Performance Criteria. The following table sets forth information regarding potential new plan benefits that may be received pursuant to the Plan for those awards.

Name and Position	Dollar Value (1)
David B. Foss, President and Chief Executive Officer and	$0 - $1,400,000
Kevin D. Williams, Chief Financial Officer and Treasurer	$0 - $744,000
Mark S. Forbis, Vice President and Chief Technology Officer	$0 - $360,000
Craig K. Morgan, General Counsel and Secretary	$0 - $177,000
All Executive Officers as a Group	$0 - $2,681,000
Non-Executive Director Group	$0
Non-Executive Officer Employee Group(2)	$0 - $5,500,000

(1)
Represents the range of the potential awards to the listed Named Executives based on meeting the applicable performance goals as specified in the Plan. The potential bonuses range from $0 if performance is below threshold to the maximum amounts shown if performance goals are achieved at or above set maxima. Awards for future periods may be different from the amounts indicated, and the dollar value of future awards is not currently determinable.

(2)	Amounts approximated from prior year eligible employees and awards.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE JACK HENRY & ASSOCIATES, INC. ANNUAL INCENTIVE PLAN. PROXIES RECEIVED BYTHE BOARD OF DIRECTORS WILL BE VOTED FOR THE APPROVAL OFTHE AMENDMENT AND RESTATEMENT OF THE PLAN UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF “AGAINST” OR “ABSTAIN”.

PROPOSAL 5
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers, LLP, an independent registered public accounting firm, performed an audit of our consolidated financial statements for the fiscal year ended June 30, 2017 and the effectiveness of our internal control over financial reporting as of June 30, 2017. The Audit Committee has selected PricewaterhouseCoopers, LLP to serve as our independent registered public accounting firm for the current fiscal year, and the committee is presenting this selection to stockholders for ratification. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

If prior to the Annual Meeting PricewaterhouseCoopers, LLP declines to act as our independent registered public accountant or the Audit Committee decides not to use PricewaterhouseCoopers, LLP as our independent registered public accountant, the Audit Committee will appoint another independent registered public accounting firm. The Audit Committee will present any new independent registered public accounting firm for the stockholders to ratify at the Annual Meeting. If the stockholders do not ratify the engagement of PricewaterhouseCoopers, LLP at the Annual Meeting, then the Audit Committee will reconsider its selection of PricewaterhouseCoopers, LLP. Even if the appointment of PricewaterhouseCoopers, LLP is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

To ratify the selection of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018, a majority of the shares present and entitled to vote must vote to approve. For purposes of determining the vote regarding this proposal, abstentions will have the same impact as a no vote. Unless you specify otherwise in your proxy, the persons you have appointed will vote your shares “For” ratification of the selection of PricewaterhouseCoopers, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers, LLP and Deloitte & Touché LLP for the audits of the Company’s annual consolidated financial statements for the fiscal years ended June 30, 2017 and 2016, and reviews of the financial statements included in the Company’s Forms 10-Q for those fiscal years, the audit of the Company’s assessment and effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and fees for other services rendered during those periods.

	2017	2016
	PwC Fees	Deloitte & Touche	PwC Fees	Total Fees
Audit Fees	$1,541,770	$71,500	$1,551,639	$1,623,139
Audit Related fees (1)	1,110,065	770,264	589,205	1,359,469
Tax fees (2)	17,835	-	-	-
All Other fees	-	-	-	-
Total All Fees	$2,669,670	$841,764	$2,140,844	$2,982,608

(1)
Performed in accordance with SSAE 16 and SOC 1 & 2 and the review of other SEC filings. SSAE 16 and SOC 1 & 2 reviews are conducted to evaluate the effectiveness of operational controls in various regulated business operations of the Company, including our data processing service bureaus.

(2)	Tax fees for 2017 and 2016 relate to U.S. federal, state and local tax planning and compliance, and included the completion of Form 5500 for one employee benefit plan.

In making its decision to continue to retain PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the next fiscal year, the Audit Committee has considered the above information to ensure that the provision of non-audit services will not negatively impact the maintenance of the firm’s independence.

The Audit Committee has in its Charter expressed its policy governing the engagement of the Company’s independent registered public accounting firm for audit and non-audit services. Under the terms of the Charter, the Audit Committee is required to pre-approve all audit, audit related and non-audit services performed by the Company’s independent registered public accounting firm. All non-audit services for fiscal 2017 were pre-approved by the Audit Committee.

At the beginning of each fiscal year, the Audit Committee reviews with management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. Those services are comprised of four categories: audit services, audit-related services, tax services and all other permissible services. The independent registered public accounting firm provides documentation for each proposed specific service to be provided. At that time, the Audit Committee pre-approves a list of specific services that may be provided within each of these categories, and sets fee limits for each specific service or project. Management is then authorized to engage the independent registered public accounting firm to perform the pre-approved services as needed throughout the year, subject to providing the Audit Committee with regular updates. The Audit Committee reviews all billings submitted by the independent registered public accounting firm on a regular basis to ensure that their services do not exceed pre-defined limits. The Audit Committee or its Chairman reviews and approves in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent registered public accounting firm. The Audit Committee also approves in advance any fees for pre- approved services that exceed the pre-established limits, as described above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE RATIFICATION UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXY A VOTE OF “AGAINST” OR “ABSTAIN”.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholders who intend to present proposals for inclusion in the proxy statement and form of proxy for the 2018 Annual Meeting of Stockholders must submit their proposals to the Company’s Secretary on or before June 5, 2018. A stockholder who wishes to present a proposal at the 2018 Annual Meeting, but who does not request inclusion in the proxy statement, must submit the proposal to the Company’s Secretary by August 10, 2018. The Company’s bylaws specify requirements for the content of the notice that stockholders must provide.

In addition, any stockholder who intends to nominate a candidate for election to the Board at the Company’s 2018 Annual Meeting pursuant to the advance notice provisions of the bylaws, must give notice to the Company’s Secretary on or before June 5, 2018. Notice of proxy access director nominees by stockholders who meet the eligibility requirements in the Company’s bylaws must be received by the Company’s Secretary no earlier than the close of business on May 6, 2018 and no later than the close of business on June 5, 2018. In each case, the notice must include information specified in the Company’s bylaws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to the Company’s common stock.

The Company will not entertain any proposals or nominations at the 2018 Annual Meeting that do not meet the requirements set forth in the Company’s bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that it solicits to vote in accordance with the Company’s best judgment on any such stockholder proposal or nomination. The bylaws are posted on our web site at www.jackhenry.com under the “Investors” tab. To make a submission or to request a copy of our bylaws, stockholders should contact the Company’s Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

COST OF SOLICITATION AND PROXIES

Proxy solicitation is being made by mail, although it may also be made by telephone or in person by officers, directors and employees of the Company not specifically engaged or compensated for that purpose. The Company will bear the entire cost of the Annual Meeting, including the cost of preparing, assembling, printing, and mailing the Proxy Statement, the Proxy and any additional materials furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians for forwarding to the beneficial owners of shares held of record by them and, upon their request, such persons will be reimbursed for their reasonable expenses incurred in completing the mailing to such beneficial owners.

FINANCIAL STATEMENTS

Consolidated financial statements of the Company are contained in the 2017 Annual Report which accompanies this Proxy Statement.

HOUSEHOLDING

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and Proxy Statement for each company in which you hold shares through that broker, bank or nominee. This practice is called “householding.” If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your broker, bank or other nominee will have sent one copy of our Annual Report to Stockholders and Proxy Statement to your address. You may revoke your consent to householding at any time by contacting your broker, bank or other nominee. If you did not receive an individual copy of our Annual Report to Stockholders and Proxy Statement, we will send copies to you if you contact us at 663 Highway 60, Post Office Box 807, Monett, Missouri, 65708, (417) 235- 6652, Attention: Investor Relations. If you and other residents at your address have been receiving multiple copies of our Annual Report to Stockholders and Proxy Statement and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

OTHER MATTERS

The Board of Directors knows of no matters that are expected to be presented for consideration at the 2017 Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

/s/ Craig K. Morgan

Craig K. Morgan
Secretary
Monett, Missouri
October 3, 2017

A copy of the Company’s Annual Report is included herewith. The Company will furnish without charge a copy of its Annual Report on Form 10-K, excluding exhibits, as filed with the Securities and Exchange Commission upon written request directed to Kevin D. Williams, Chief Financial Officer, Jack Henry & Associates, Inc., 663 Highway 60, Post Office Box 807, Monett, Missouri, 65708. The Form 10-K is also available at our investor relations website, www.jackhenry.com/ir/. The Company will provide a copy of any exhibit to the Form 10-K to any such person upon written request and the payment of the Company’s reasonable expenses in furnishing such exhibits.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on November 9, 2017: The Proxy Statement, proxy card and the 2017 Annual Report are available at www.edocumentview.com/JKHY.

ANNEX A

JACK HENRY & ASSOCIATES, INC.
2017 ANNUAL INCENTIVE PLAN

1.Purpose. The purpose of the Jack Henry & Associates, Inc. 2017 Annual Incentive Plan (the “Plan”) is to provide an annual performance-based incentive for eligible Participants who are in a position to contribute materially to the success of the Company and its Affiliates. This Plan is intended to be a performance-based compensation plan for purposes of Section 162(m) of the Code.

2.	Definitions.

“Affiliate” means any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award” means an award made pursuant to the Plan. All Award payments shall be in cash.

“Board” means the Board of Directors of the Company.

“Change in Control” means, unless otherwise defined in an employment agreement or at will offer letter between the Participant and the Company or any of its Affiliates in effect, in which case such definition shall control, the first to occur of any of the following events:

(1)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then-outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
(3) of this definition; or

(2)
Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3)
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then- outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Code Section 162(m) Award” means an Award intended to qualify as “performance-based compensation” as described in Code Section 162(m)(4)(C).

“Committee” means the committee appointed by the Board as defined in Section 5 below. “Company” means Jack Henry & Associates, Inc.

“Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

“Effective Date” means the effective date of the Plan as defined in Section 12 below.

“Employee” means an employee of the Company or any of its Affiliates whether now existing or hereafter created or acquired.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Participant” means an Employee selected from time to time by the Committee to participate in the Plan.

“Performance Criteria” means an objectively determinable measure of performance (including a measure expressed as whole dollar amount(s), percentage(s) or growth rate(s)) relating to any of the following (determined either in the aggregate or on a per-share basis, individually, or in any combination, and either on a consolidated basis, pre-tax or post tax, or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combination thereof):

(i)	Sales goals, including gross sales or net sales;

(ii)	Income measures, including operating income, gross income, net income, pretax income, or pretax income before allocation of corporate overhead and bonuses;

(iii)	Budget related goals;

(iv)	Net borrowing;

(v)	Cash flow returns, including cash flow from operations and cash flow returns on invested capital;

(vi)	Earnings goals, including earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization;

(vii)	Market share;

(viii)	Capital expenditures;

(ix)	Credit quality or debt ratings;

(x)
Return measures, including return on assets, average assets, net assets, investment capital, gross margin return, returns on equity or sales, shareholder return, total shareholder return, and shareholder return on equity;

(xi)	Productivity measures, including economic value-added models or equivalent metrics;

(xii)	Customer-related goals, including customer acquisition, expansion, retention, or satisfaction goals (whether measured internally, or by independent or other customer surveys);

(xiii)	Employee related goals, including employee satisfaction (as measured by employee surveys), recruiting, turnover and retention;

(xix)	Achievement of acquisitions or divestitures (in whole or in part);

(xx)	Production volume levels;

(xxi)	Preservation of Company or shareholder value during adverse business conditions;

(xxii)	Internal control achievement or improvement;

(xxiii)	Insurance renewal goals (premium savings, coverage improvement or bid improvement);

(xxix)	Payroll as a percentage of sales;

(xxx)	Expense management or reduction;

(xxxi)	Completion or attainment of measurable objectives with respect to research, development, commercialization, products, projects, or strategic and operational initiatives;

(xxxii)	Product implementation or installation, including new product, updated product or existing product implementation or installation; or

(xxxiii)	Market share.

For any Awards other than Code Section 162(m) Awards, the Compensation Committee may base or measure performance on any of the above business or performance criteria or any other performance metric it so chooses.

The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: infrequently occurring, unusual or non-recurring items; effects of accounting changes; effects of financing activities; expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; effects of litigation activities and settlements, or any reorganization or change in the corporate structure or capital structure of the Company.

“Performance Goal” means one or more levels of performance as to each Performance Criteria, as established by the Committee that will result in the performance percentage that is established by the Committee for each such level of performance.

“Performance Period” means the period over which performance with respect to an Award is to be measured. Unless otherwise specified with respect to an Award, the Performance Period will always be a Plan Year.

“Plan Year” means the fiscal year of the Company.

3.	Eligibility. All present and future Employees shall be eligible to receive Awards under the Plan.

4.	Awards.

(a)The Committee shall determine, in respect of each Award, the Performance Goals for each Performance Criteria, the maximum bonus payable and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. Anything else in this Plan to the contrary notwithstanding, the aggregate maximum amount payable under the Plan to any Participant in any Plan Year shall be the lesser of 300% of the Participant’s Base Salary or $2,000,000. In the event of any conflict between an Award and the Plan, the terms of the Plan shall govern.

(b)The Committee shall establish the Performance Goals for the Company and the Participants, as applicable, each Performance Period. The Committee shall also determine the extent to which each applicable Performance Criteria shall be weighted in determining Awards. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Award to Award and Performance Period to Performance Period.

(c)The Committee shall establish for each Participant the amount(s) payable at specified levels of performance, based on the Performance Goal for each applicable Performance Criteria and the weighting established for such criteria.

(d)Except as the Committee otherwise determines and subject to the provisions of the Plan, with respect to all Code Section 162(m) Awards, the foregoing determinations shall be established not later than 90 days after the commencement of the Performance Period (or, in the case of a Performance Period of less than 12 months’ duration, not later than by the end of the first 25% of such period).

(e)Following the end of each Performance Period, the Committee shall determine whether, and the extent to which, the Performance Goals were satisfied. All such determinations regarding the achievement of any Performance Goals shall be made by the Committee. Although the Committee may exercise negative discretion and reduce the amount otherwise payable upon achievement of the Performance Goal or Goals, the Committee may not increase during a Plan Year the amount of any Code Section 162(m) Award that would otherwise be payable upon achievement of the Performance Goal or Goals.

(f)Awards shall be paid, in a lump sum cash payment, as soon as practicable during the first fiscal year that begins after the close of the Performance Period for which they are earned, but in no event later than the 75th day after the end of such fiscal year; provided, however, that no Code Section 162(m) Awards shall be paid except to the extent that the Committee has certified in writing that the Performance Goals have been met. Notwithstanding the foregoing provisions of this Section 4(f), the Committee shall have the right to allow Participants to elect to defer the payment of Awards subject to such terms and conditions as the Committee may determine; provided, however, that the Participants’ election to defer the payment of Awards must be pursuant to a Company-adopted nonqualified deferred compensation plan or agreement and must comply in all respects with Code Section 409A and Treasury Regulations, Rulings and Notices of the Internal Revenue Service.

(g)Whenever payments under the Plan are to be made, the Company and/or the Affiliate will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

(h)Nothing contained in the Plan will be deemed in any way to limit or restrict the Company, any of its Affiliates, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

5.Administration. The Plan generally shall be administered by a committee (the “Committee”), which shall be the Compensation Committee of the Board or another committee appointed by the Board from among its members. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as an “outside director” within the meaning of Code Section 162(m) and the regulations thereunder. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)The Committee shall have the power and complete discretion to determine (i) which Employees shall receive an Award and the nature of the Award, (ii) the amount of each Award, (iii) the time or times when an Award shall be granted, (iv) whether a disability exists, (v) the terms and conditions applicable to Awards, and (vi) any additional requirements relating to Awards that the Committee deems appropriate.

(b)The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)As to any Code Section 162(m) Awards, it is the intent of the Company that this Plan and any Code Section 162(m) Awards hereunder satisfy, and be interpreted in a manner that satisfy, the applicable requirements of the “performance-based compensation exemption” under Code Section 162(m). If any provision of this Plan or if any Code Section 162(m) Award would otherwise conflict with the intent expressed in this Section 5(c), that provision to the extent possible shall be interpreted so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees. To the extent that, even with such conflicting provision deemed void, the Award will not qualify as exempt under Code Section 162(m), such Award shall nevertheless continue in effect as an Award that is unable to qualify for the “performance-based compensation exemption” under Code Section 162(m). Nothing herein shall be interpreted to preclude a Participant who is or may be a Covered Employee from receiving an Award that is not a Code Section 162(m) Award.

(d)The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make nonuniform and selective determinations and to establish nonuniform and selective Performance Criteria, Performance Goals and the weightings thereof.

6.Change in Control. In the event of a Change in Control of the Company, in addition to any action required or authorized by the terms of an Award, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants: (a) accelerate time periods for purposes of vesting in, or, except in the case of deferred payments of Awards, receiving any payment with regard to, any outstanding

Award; (b) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change in Control; or (c) terminate the Plan. Any such action approved by the Committee shall be conclusive and binding on the Company and all Participants.

7.Nontransferability of Awards. An Award shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution.

8.Termination, Modification, Change. If not sooner terminated by the Board as provided in Section 6 above or otherwise, no Code Section 162(m) Award may be made pursuant to this Plan after the first shareholder meeting that occurs in 2022. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that changes the Performance Criteria, or materially increases the maximum potential benefits for Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to cause Awards to meet the requirements of Code Section 162(m), and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect in any material respect a Participant’s rights under an Award previously granted to him.

9.Unfunded Plan. The Plan shall be unfunded. No provision of the Plan or any Award will require the Company or any of its Affiliates, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company or any of its Affiliates maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Company and its Affiliates, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

10.Liability of Company. Any liability of the Company or an Affiliate to any Participant with respect to an Award shall be based solely upon the parties’ contractual obligations as set forth in the Plan and the Award. Neither the Company nor an Affiliate, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally. Nothing contained in this Plan or in any Award (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Company or an Affiliate or constitute any contract or limit in any way the right of the Company or an Affiliate to change such person’s compensation or other benefits.

11.Interpretation. If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof. The Plan, each Award and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

12.Effective Date of the Plan. The Plan shall be effective as of September 1, 2017 (the “Effective Date”) and shall be submitted to the shareholders of the Company for approval. No Award shall be payable to a Covered Employee until the Plan has been approved by the shareholders.

[PROXY CARD]
Jack Henry &
Associates, Inc.
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 9, 2017.
Vote by Internet
•Go to www.envisionreports.com/JKHY
•Or scan the QR code with your smartphone
•Follow the steps outlined on the secure website
Vote by telephone
•Call toll free 1-800-652-VOTE (8683) within the USA, US territories &
Canada on a touch tone telephone
•Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals - The Board of Directors recommends a vote FOR Proposals 1, 2, 4, and 5 and for "1 Year" on Proposal 3.

1. Election of Directors	For	Withhold		For	Withhold		For	Withhold
01 - M. Flanigan			02 - J. Prim			03 - T. Wilson

04 - J. Fiegel			05 - T. Wimsett			06 - L. Kelly

07 - S. Miyashiro			08 - W. Brown			09- D. Foss

	For	Against	Abstain	1 Year	2 Years	3 Years	Abstain
2. To approve, on an advisory basis, the compensation of our named executive officers.				3. To approve, on an advisory basis, the frequency of the advisory approval of our named executive officer compensation.
					For	Against	Abstain
4. To approve the amendment and restatement of the Company's Annual Incentive Plan.				5. To ratify the selection of the Company's independent registered public accounting firm.

Note: Such other business as may properly come before the meeting or any adjournment thereof.
B Non-Voting Items
Change of Address - Please print new address below.

C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy - Jack Henry & Associates, Inc.
This proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints David B. Foss and Kevin D. Williams as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Jack Henry & Associates, Inc. held of record by the undersigned on September 19, 2017, at the annual meeting of shareholders to be held on November 9, 2017 or any adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 4, and 5 and for "1 Year" on Proposal 3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.